Exhibit 10.20

LOAN AGREEMENT

Dated as of October 13, 2017

between

SI-BONE, INC.

(as Borrower),

and

BIOPHARMA CREDIT INVESTMENTS IV SUB LP

(as Lender)

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of October 13, 2017 (the “Effective Date”) by and among SI-BONE, INC., a Delaware corporation (“Borrower”), and BIOPHARMA CREDIT INVESTMENTS IV SUB LP, a Cayman Islands limited partnership (“Lender”), provides the terms on which Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). The parties hereto agree as follows:

1. ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Borrower (including any change in Applicable Accounting Standards that would require leases that would be classified as operating leases under Applicable Accounting Standards on the Tranche A Closing Date to be reclassified as capital leases, it being understood and agreed by Borrower and Lender that all leases will be accounted for without giving effect to Topic 842 (Leases) of the Financial Accounting Standards Board) shall be given effect for purposes of measuring compliance with any provision of Section 5.12 or Section 6 unless Borrower and Lender agree to modify such provisions to reflect such changes in Applicable Accounting Standards and, unless such provisions are so modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2. LOANS AND TERMS OF PAYMENT

2.1. Promise to Pay.

Borrower hereby unconditionally promises to pay Lender, the outstanding principal amount of all of the Term Loans advanced to Borrower by Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2. Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2 and 3.3):

(i) Tranche A Loan. Lender agrees to make a term loan to Borrower on the Tranche A Closing Date in the principal amount (the “Tranche A Loan Amount”) of Forty Million Dollars ($40,000,000.00) (the “Tranche A Loan”); and

(ii) Tranche B Loan. At Borrower’s option, Lender agrees to make a term loan to Borrower on the Tranche B Closing Date in a principal amount equal to the Tranche B Loan Amount (the “Tranche B Loan”).

After repayment, no Term Loan may be re-borrowed.

(b) Repayment. Borrower shall make nine (9) equal quarterly payments of principal of the Term Loans commencing on the Payment Date that is the 36th-month anniversary of the Tranche A Closing Date. All unpaid principal with respect to the Term Loans (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.

(c) Prepayment of Term Loans.

(i) From and after the Tranche A Closing Date, Borrower shall have the option, at any time, to prepay, in whole but not in part, the Term Loans advanced by Lender under this Agreement, provided that (A) Borrower provides written notice to Lender of its election (which shall be irrevocable unless Lender otherwise consents in writing) to prepay all of the Term Loans at least five (5) Business Days prior to such prepayment, in an amount equal to the sum of the unpaid principal amount prepaid and any accrued and unpaid interest on the principal amount prepaid and (B) such prepayment shall be accompanied by any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.

(ii) Upon a Change of Control, Borrower shall promptly, and in any event no later than two (2) Business Days after the consummation of such Change of Control, notify Lender in writing of the occurrence of a Change of Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change of Control (such notice, a “Change of Control Notice”). Borrower shall prepay all of the Term Loans in full, no later than ten (10) Business Days after delivery to Lender of the Change of Control Notice, in an amount equal to (A) the sum of all unpaid principal and any accrued and unpaid interest with respect to the Term Loans, plus (B) any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.

(d) Prepayment Application. Any prepayment by Borrower pursuant Section 2.2(c) shall be accompanied by, and any prepayment by Borrower pursuant to Section 6.1(o) or Section 6.17(c) shall include, accrued and unpaid interest on the principal amount to be prepaid to the date of payment in full. Any prepayment of the Term Loans pursuant to Section 2.2(c), Section 6.1(o) or Section 6.17(c) (together with the accompanying Makewhole Amount that is payable pursuant to Section 2.2(e), if applicable, and the Prepayment Premium that is payable pursuant to Section 2.2(f)) shall be paid to Lender for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses, (ii) second, to accrued and unpaid interest at the Default Rate, (iii) third, to accrued and unpaid interest at the non-Default Rate, (iv) fourth, to the applicable Prepayment Premium; (v) fifth, to the Makewhole Amount, if applicable, (vi) sixth, to the outstanding principal amount of the Term Loans and (vii) seventh, to any remaining amounts then due and payable hereunder.

(e) Makewhole Amount. Any prepayment of the Term Loans by Borrower occurring on or prior to the 30th-month anniversary of the Tranche A Closing Date (i) pursuant to Section 2.2(c), Section 6.1(o) or Section 6.17(c) or (ii) as a result of the acceleration of the Term Loan Maturity Date pursuant to Section 8.1(a) shall, in any such case, be accompanied by payment of the Makewhole Amount.

(f) Prepayment Premium. Any prepayment of the Term Loans by Borrower (i) pursuant to Section 2.2(c), Section 6.1(o) or Section 6.17(c) or (ii) as a result of the acceleration of the Term Loan Maturity Date pursuant to Section 8.1(a) shall, in any such case, be accompanied by payment of the applicable Prepayment Premium.

2.3. Payment of Interest on the Credit Extension.

(a) Interest Rate; 360 Day Year.

(i) Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a fixed per annum rate equal to eleven and one-half percent (11.50%) per annum (which rate, subject to clause (b) below, shall be fixed for the duration of the Term Loans), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.

(ii) Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on each Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default (and without notice to Borrower or demand by Lender for payment thereof), the Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of Lender. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c) Payments. Except as otherwise expressly provided herein, all loan payments by Borrower hereunder shall be made to such bank account of Lender as Lender may designate by notice from time to time to Borrower on the date specified herein. Unless otherwise provided, interest is payable quarterly on the Payment Date of each calendar quarter. Payments of principal or interest received after 2:00 p.m. on such date are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4. Expenses. Borrower shall pay to Lender, all Lender Expenses incurred through and after the Tranche A Closing Date, promptly after receipt of a written demand therefore setting forth in reasonable detail such Lender Expenses.

2.5. Requirements of Law; Increased Costs; Mitigation. In the event that any applicable Change in Law:

(a) Does or shall subject Lender to any Indemnified Tax of any kind whatsoever with respect to this Agreement or any Term Loan made hereunder (except Excluded Taxes, Connection Income Taxes and Other Connection Taxes);

(b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Lender; or

(c) Does or shall impose on Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to Lender (as determined by Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining any Term Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of Lender or any Person controlling Lender, then, in any such case, Lender shall promptly notify Borrower in writing of the event by reason of which it has incurred additional costs or has reduced amounts receivable or rate of return, and submit to Borrower a certificate as to such additional costs or has reduced amounts receivable or rate of return containing the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error. Lender shall first, prior to Borrower being required to take any action under this Section 2.5, take commercially reasonable actions to mitigate the additional costs or reduced amounts receivable or rate of return, including assigning all of its rights and delegating and transferring all of its obligations hereunder to an existing Affiliate of Lender that would not be subject to such, or would be subject to less, additional costs or reduced amounts receivable or rate of return, if any. Borrower shall promptly pay to Lender, subject to the terms of this Section 2.5, any undisputed additional amounts necessary to compensate Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by Lender with respect to this Agreement or the Term Loans made hereunder.

The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

2.6. Taxes; Withholding, etc.

(a) All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold Lender harmless from, Other Taxes, and within thirty (30) days after the date of paying such sum, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

(b) If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Lender under any of the Loan Documents: (i) Borrower shall notify Lender in writing of any such requirement or any change in any such requirement promptly after Borrower becomes aware of it; (ii) Borrower shall make any such withholding or deduction; (iii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Lender, as the case may be) on behalf of and in the name of Lender in accordance with applicable Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) within thirty (30) days after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) or (iii) above to pay, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority. Borrower shall indemnify Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(b)) paid by Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6 shall be made within thirty (30) days from written demand therefor.

(c) If Lender is organized under the laws of the United States of America or any state thereof, Lender shall deliver to Borrower two (2) copies of Internal Revenue Service Form W-9. If Lender is not a “United States person” (as such term is defined in Section 7701(a)(30) of the IRC) for U.S. federal income Tax purposes, Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to, the Tranche A Closing Date and, the date on which a Lender Transfer occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion), two (2) properly completed and duly executed original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (along with Form W-9, W-8BEN-E or W-8BEN for each beneficial owner that will receive, directly or indirectly, a payment of principal, interest, fees or other amounts payable under any of the Loan Documents), or any successor forms, and such other documentation required under the IRC and reasonably requested by Borrower to establish the appropriate amount of any deduction or withholding of United States federal Tax, if any, with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, including any such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA. If Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(c), Lender hereby agrees, from time to time after the initial delivery by Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to promptly deliver to Borrowers two (2) new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E W-8ECI, W-9 or W-8IMY (along with Internal Revenue Service Forms W-9, W-8BEN-E or W-8BEN for each beneficial owner for whom it expects to receive a payment), or any successor form, as the case may be, properly completed and duly executed by Lender, and such other documentation required under the IRC and reasonably requested by Borrower to confirm or establish the extent to which Lender is or is not subject to deduction, backup withholding or withholding of United States federal Tax with respect to payments to Lender under the Loan Documents, or notify Borrowers of its inability under Requirements of Law to deliver any such forms, certificates or other evidence. If Lender is claiming an exemption from United States withholding Tax pursuant to the “portfolio interest exemption”, it shall provide Borrower with the applicable Internal Revenue Service Form W-8 and a certificate as reasonably requested by Borrower certifying Lender’s entitlement thereto. Borrower shall not be required to pay any additional amount to Lender under Section 2.6(b)(iii) if Lender shall have failed (1) to timely deliver to Borrower the forms, certificates or other evidence referred to in this Section 2.6(c) (each of which shall be complete, accurate and duly executed), or (2) to notify Borrowers of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided that, if Lender shall have satisfied the requirements of the first sentence of this Section 2.6(c) on the Tranche A Closing Date (or on the date such Lender initially acquires an interest in a Term Loan), nothing in this last sentence of this Section 2.6(c) shall relieve Borrower of its obligations to pay any additional amounts pursuant to this Section 2.6 in the event that, solely as a result of any change in any Requirements of Law or any change in the interpretation, administration or application thereof by any applicable Governmental Authority, Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that Lender is not subject to withholding as described herein and in the forms, certificates or other evidence initially provided by Lender.

(d) If any party hereto determines that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (d) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate Internal Revenue Service forms and other documentation required pursuant to Section 2.6(c) or Section 2.8. Notwithstanding anything to the contrary in this clause (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (d) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (d) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.7. Additional Consideration. As additional consideration for the making of the Term Loans, Borrower shall pay to Lender the following amounts (“Additional Consideration”) as follows:

(a) On the Tranche A Closing Date, Borrower shall pay to Lender an amount equal to the product of the Tranche A Loan Amount and 0.015.

(b) In the event the Tranche B Loan is made on the Tranche B Closing Date and in addition to the Additional Consideration payable pursuant to clause (a) above, on the Tranche B Closing Date, Borrower shall pay to Lender an amount equal to the product of the Tranche B Loan Amount and 0.015.

(c) The obligations of Borrower under this Section 2.7 to pay Additional Consideration shall survive any and all prepayments by Borrower.

2.8. Evidence of Debt; Register; Lender’s Books and Records; Term Loan Note.

(a) Lender’s Evidence of Debt; Register. Notwithstanding anything herein to the contrary, Borrower hereby designates Lender to serve as Borrower’s agent solely for purposes of maintaining at all times at Lender’s principal office a “book entry system” as described in IRC Treasury Regulation Section 5f.103-1(c)(1)(ii) that identifies each beneficial owner that is entitled to a payment of principal and stated interest on the Term Loan

(the “Register”) so that the Term Loan is at all times in “registered form” as described in IRC Treasury Regulations Section 5f.103-1(c). Lender is hereby authorized by Borrower to record in the manual or data processing records of Lender, the date and amount of each advance and the amount of the outstanding Obligations and the date and amount of each repayment of principal and each payment of interest or otherwise on account of the Obligations. Absent manifest error, such Lender records shall be conclusive as to the outstanding principal amount of the total outstanding Obligations, and the payment of interest, principal and other sums due hereunder; provided, however, that the failure of Lender to make any such record entry with respect to any payment shall not limit or otherwise affect the obligations of Borrower under the Loan Documents. The Term Loan: (i) shall, pursuant to this clause (a), be also registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred by Lender only by (1) surrender of the old instrument and either (x) the reissuance by Borrower of the old instrument to the new Lender or (y) the issuance by Borrower of a new instrument to the new Lender, or (2) confirmation with Borrower that the right to the principal and stated interest on the Term Loan is maintained through the book entry system kept by Lender. Lender represents that any interest that may become due and owing under this Agreement qualifies for the portfolio interest exception from withholding on interest payments pursuant to IRC Sections 871(h) and 881(c).

(b) Term Loan Notes. Borrower shall execute and deliver to Lender (or, if applicable, to any Person who is an assignee of Lender pursuant to Section 11.1 hereof) to evidence the Term Loans (i) on the Tranche A Closing Date, the Tranche A Note, and (ii) on the Tranche B Closing Date (if any), the Tranche B Note.

3. CONDITIONS OF LOANS

3.1. Conditions Precedent to Tranche A Loan. Lender’s obligation to advance the Tranche A Loan is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a) copies of the Loan Documents (other than Loan Documents described in Schedule 5.16 of the Disclosure Letter) executed and delivered by each applicable Credit Party (or other party thereto), each schedule to such Loan Documents (including the Disclosure Letter), such schedules to be in form and substance reasonably satisfactory to Lender, and the Disclosure Letter, if and to the extent any update thereto is necessary between the Effective Date and the Tranche A Closing Date; provided, however, that in no event may the Disclosure Letter be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update);

(b) (i) true, correct and complete copies of the Operating Documents of each of the Credit Parties and (ii) a Secretary’s Certificate, dated the Tranche A Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to Lender);

(c) the Perfection Certificate for Borrower and its Subsidiaries, in form and substance reasonably satisfactory to Lender;

(d) the organizational structure of Borrower and each of its Subsidiaries shall be as set forth on Schedule 3.1(d) of the Disclosure Letter and (ii) the capital structure of Borrower and each of its Subsidiaries as of October 11, 2017 shall be as set forth on Schedule 3.1(d) of the Disclosure Letter;

(e) a good standing certificate for each Credit Party (or equivalent certification if available in the case of a Credit Party that is incorporated or organized under the laws of a jurisdiction other than the United States), certified by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation or organization of such Credit Party (where such certification is available) as of a date no earlier than thirty (30) days prior to the Tranche A Closing Date;

(f) a Secretary’s Certificate with completed Borrowing Resolutions with respect to the Loan Documents and the Tranche A Loan for each Credit Party in form and substance reasonably satisfactory to Lender;

(g) certified reports from an independent search service reasonably satisfactory to Lender, dated as of a date no earlier than thirty (30) days prior to the Tranche A Closing Date, listing any judgment or tax lien filing or Code (or foreign equivalent) financing statement that, in each case, names any Credit Party as debtor in any jurisdiction, the results of which shall be reasonably satisfactory to Lender, accompanied by written evidence (including any Code (or foreign equivalent) termination statements) that the Liens indicated in any such financing statements or other documents either constitute Permitted Liens or have been or, in connection with the Tranche A Loan, will be terminated or released;

(h) each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Lender. All applicable waiting periods shall have expired without any action being taken or threatened in writing by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

(i) an opinion of Cooley LLP, in form and substance reasonably satisfactory to Lender;

(j) evidence that the insurance policies required by Section 5.5 hereof are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender (such evidence to be in form and substance reasonably satisfactory to Lender);

(k) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(l) (i) a payoff letter in respect of the Indebtedness outstanding under the Existing Oxford Loan Agreement from Oxford Finance LLC, as collateral agent thereunder, and evidence of repayment in full of such Indebtedness (including any and all expenses incurred in connection therewith) pursuant thereto prior to or concurrent with the funding of the Tranche A Loan on the Tranche A Closing Date; and (ii) evidence that (A) the Liens securing any Indebtedness, guaranty or other obligations of Borrower or its Subsidiaries to Oxford Finance LLC under the Existing Oxford Loan Agreement or any lender party thereto have been terminated and (B) the documents or filings evidencing the perfection of the foregoing Liens, including any financing statements or control agreements, have or will, concurrently with the funding of the Tranche A Loan on the Tranche A Closing Date, be terminated;

(m) (i) statement of Net Sales of Borrower and its Subsidiaries for the quarterly period ended September 30, 2017; (ii) audited consolidated financial statements for Borrower and its Subsidiaries for the period ended December 31, 2016; and (iii) for the interim period January 1, 2017 to the Tranche A Closing Date, internally prepared, unaudited consolidated financial statements for Borrower and its Subsidiaries for each quarterly period completed prior to the Tranche A Closing Date and for each monthly period completed thirty (30) days prior to the Tranche A Closing Date, each in form and substance satisfactory to Lender;

(n) evidence satisfactory to Lender in the form of a certificate of a Responsible Officer of Borrower that, as of the Tranche A Closing Date, after giving effect to the transactions occurring on such date, including the incurrence of Indebtedness under the Term Loan Note that Borrower is Solvent, that Borrower and its Subsidiaries that are Credit Parties, on a consolidated basis, are Solvent, and that Borrower and its Subsidiaries, on a consolidated basis, are Solvent;

(o) payment of Lender Expenses as specified in Section 2.4 and payment of the Additional Consideration as specified in Section 2.7 hereof;

(p) a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Borrower, confirming that there are no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments pending or, to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change except as set forth on Schedule 4.6 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to Lender); and

(q) a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.1 and Section 3.3 (such certificate to be in form and substance reasonably satisfactory to Lender).

3.2. Conditions Precedent to Tranche B Loan. Lender’s obligation to advance the Tranche B Loan is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a) a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming that there are no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments pending or, to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change except as set forth on Schedule 4.6 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to Lender);

(b) a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.2 and Section 3.3 (such certificate to be in form and substance reasonably satisfactory to Lender); and

(c) an updated Disclosure Letter; provided that in no event may the Disclosure Letter be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update).

3.3. Additional Conditions Precedent to Term Loans. The obligation of Lender to make the Term Loans is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following additional conditions:

(a) timely receipt of an executed Payment/Advance Form in the form of Exhibit A hereto;

(b) the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the Tranche A Closing Date, the Tranche B Closing Date or as of such earlier date, as applicable); and

(c) there shall not have occurred (i) any Material Adverse Change or (ii) any Default or

Event of Default.

3.4. Covenant to Deliver. The Credit Parties agree to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition precedent to the Credit Extensions; provided, however, that any such items set forth on Schedule 5.16 of the Disclosure Letter shall be delivered to Lender within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that any Credit Extensions made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extensions in the absence of a required item shall be in Lender’s sole discretion.

3.5. Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loans set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to Lender by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto for the requested Term Loan executed by a Responsible Officer of Borrower. In addition to the foregoing, if Borrower intends to obtain the Tranche B Loan, Borrower shall notify Lender (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith) by electronic mail or facsimile by no later than 12:00 noon on or before January 17, 2019, in which case Lender shall make the Tranche B Loan available to Borrower not later than 2:00 p.m. on the date that is ten (10) Business Days following the date on which such notice is given by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to Lender by Borrower.

4. REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Credit Extensions to be made on the Tranche A Closing Date and, if applicable, the Tranche B Closing Date, each Credit Party, jointly and severally, represents and warrants to Lender that the following statements are true and correct as of the Effective Date and on the date on which each Term Loan is made (both with and without giving effect to such Term Loan):

4.1. Due Organization, Authorization; Power and Authority. Each of Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified on Schedule 3.1(d) of the Disclosure Letter or any Perfection Certificate updated in accordance with Section 4.5(a), (b) has all requisite power and authority to own, license and operate its properties, to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations except where the failure to do so could not reasonably be expected to have a Material Adverse Change. Each Credit Party has all requisite power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

4.2. Equity Interests and Ownership. The Equity Interests of each Domestic Subsidiary (other than any Excluded Subsidiary and any Domestic Subsidiary that is a CFC Holding Company), each Foreign Subsidiary directly owned by any Domestic Subsidiary and each CFC Holding Company directly owned by any Domestic Subsidiary, in each case, have been duly authorized and validly issued and are fully paid and non-assessable (other than Equity Interests in limited liability companies and partnerships). The organizational structure, and capital structure as of October 11, 2017, of Borrower and each of its Subsidiaries and the ownership interest of Borrower and each of its Subsidiaries in each of its respective Subsidiaries is as set forth on Schedule 3.1(d) of the Disclosure Letter.

4.3. No Conflict; Government Consents. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party have been duly authorized and do not (a) conflict with any of such Credit Party’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any material Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its Subsidiaries or any of its or their respective properties or assets may be bound, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (i) such Governmental Approvals which have already been obtained and are in full force and effect, and (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Lender for filing or recordation on or after the Tranche A Closing Date), (e) constitute a material breach of or a material default or an event of default under, or result in or permit the termination or acceleration of, any Material Contract by which such Credit Party is bound or (f) require any approval of stockholders, members or partners or any approval or consent of any Person except for such approvals or consents which will be obtained on or before the Tranche A Closing Date. Without limiting Section 4.11 hereof, neither Borrower nor any of its Subsidiaries is in default under or breach of any Contract to which it is a party or by which it or its properties or assets are bound or affected in which the default thereunder or breach thereof could reasonably be expected to have a Material Adverse Change.

4.4. Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.5. Collateral; Intellectual Property. In connection with this Agreement, the Credit Parties have delivered to Lender a completed certificate signed by each Credit Party (the “Perfection Certificate”). Each Credit Party represents and warrants to Lender that:

(a) (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, it (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Tranche A Closing Date to the extent expressly permitted by one or more provisions in this Agreement and the other Loan Documents to reflect changes since the Tranche A Closing Date). If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify Lender of such occurrence and provide Lender with such Credit Party’s organizational identification number. Lender hereby agrees that the Perfection Certificate shall be deemed to be updated to reflect information provided in any notice delivered by any Credit Party to Lender pursuant to Section 6.2; provided that any such update shall not relieve any Credit Party of any other Obligation under this Agreement, including its Obligations pursuant to Section 5.7(b).

(b) (i) it has good title to, has rights in, and the power to transfer each item of Collateral upon which it purports to grant a Lien hereunder or under any Collateral Document, free and clear of any and all Liens except Permitted Liens, (ii) it has no deposit accounts, securities accounts, commodity accounts or other investment accounts other than (A) the deposit accounts, securities accounts, commodity accounts or other investment accounts described in the Perfection Certificate delivered to Lender in connection herewith, (B) the Excluded Accounts described in the Perfection Certificate delivered to Lender in connection herewith (which may be updated on the Tranche B Closing Date) or (C) of which such Credit Party has given Lender written notice and taken (or is currently taking in good faith) such actions as are necessary to give Lender a perfected security interest therein (and upon delivery of such notice and taking such action, the Perfection Certificate will be deemed to be updated with the information contained in such notice), (iii) Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2(c). None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2(c).

(c) All Inventory of Borrower and each of its Subsidiaries held by any of them for sale or lease or to be furnished under Contract of service in respect of any Product is in all material respects of good and marketable quality, free from material defects.

(d) A true, correct and complete list, as of the Tranche A Closing Date, of all pending or issued Patents, Copyrights and Trademarks, which are included among Current Company IP (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by Lender, if any) is set forth on Schedule 4.5(d) of the Disclosure Letter. Except as set forth on Schedule 4.5(d) of the Disclosure Letter, to the Knowledge of each Credit Party or any of its Subsidiaries, (A) each item of Current Company IP which is owned by any Credit Party or any of its Subsidiaries is valid and subsisting and no such Intellectual Property has lapsed, expired, been cancelled or become abandoned (other than as permitted by Section 6.1(j)) and (B) each item of Current Company IP which is licensed by any Credit Party or any of its Subsidiaries from another Person is valid and subsisting. To the Knowledge of each Credit Party or any of its Subsidiaries, there are no published patents, patent applications, articles or prior art references that could reasonably be expected to materially adversely affect the validity or enforceability of any of the Patents within the Product IP. Except as set forth on Schedule 4.5(d) of the Disclosure Letter, each Person who has or has had any rights in or to the Current Company IP or any trade secrets of any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such Current Company IP filed by any Credit Party or any of its Subsidiaries, has executed a Contract assigning his, her or its entire right, title and interest in and to such Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof and, to the Knowledge of each Credit Party or any of its Subsidiaries, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of Product or entitle such Person to ongoing payments (other than Consulting Royalties). Except for Permitted Licenses and as set forth on Schedule 4.5(d) of the Disclosure Letter, (i) no Person other than Borrower or a Domestic Subsidiary of Borrower that is a Credit Party will have any right under the Current Company IP Agreements to Commercialize Products in the United States and (ii) no Person other than a Credit Party or a Subsidiary will have any right under the Current Company IP Agreements to Commercialize Products in the Territory (other than the United States).

(e) Except for the Permitted Licenses and except as described on Schedule 4.5(e) of the Disclosure Letter, (A) each Credit Party or any of its Subsidiaries, as the case may be, possesses sole, exclusive and valid title to the Current Company IP for which it is listed as the owner on Schedule 4.5(d) of the Disclosure Letter; and (B) there are no Liens on or to any Current Company IP, other than Permitted Liens.

(f) There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, as the case may be, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired (except as permitted by Section 6.1(j)). To the Knowledge of each Credit Party or any of its Subsidiaries, there are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace for any of the Current Company IP which is not owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, nor, to the Knowledge of each Credit Party or any of its Subsidiaries, have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.

(g) Schedule 4.5(g) of the Disclosure Letter sets forth a true, correct and complete list of all Current Company IP Agreements. There are no unpaid fees or royalties under any Current Company IP Agreement that have become due, or are expected to become overdue. Each Current Company IP Agreement is in full force and effect and, to the Knowledge of each Credit Party or any of its Subsidiaries, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. No Credit Party or any of its Subsidiaries is in material breach of or default under any Current Company IP Agreement to which it is a party and, to the Knowledge of each Credit Party or any of its Subsidiaries, no reasonable circumstances exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(h) Except for Consulting Royalties and as otherwise set forth on Schedule 4.5(h) of the Disclosure Letter, no payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees. There is no Intellectual Property licensed in to any Credit Party or any of its Subsidiaries from any Person with respect to which such Person currently receives or may receive in the future any Consulting Royalties.

(i) No Credit Party or any of its Subsidiaries has intentionally, willfully or knowingly undertaken or omitted to undertake any acts, and, to the Knowledge of each Credit Party or any of its Subsidiaries, no reasonable circumstance or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, (i) the enforceability or scope of any Current Company IP or (ii) in the case of Current Company IP owned or exclusively licensed by any Credit Party or any of its Subsidiaries, as the case may be, other than with respect to Permitted Licenses and, except as set forth on Schedule 4.5(i) of the Disclosure Letter, such Credit Party’s or such Subsidiary’s entitlement to exclusively own or license and exploit the Current Company IP.

(j) Except as set forth on Schedule 4.6 of the Disclosure Letter or as notified to Lender in writing pursuant to Section 5.2(d), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case, alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor, to the Knowledge of each Credit Party or any of its Subsidiaries, has any Specified Dispute been threatened in writing, in each case, challenging the legality, validity, enforceability or ownership of any Current Company IP. Except as noted on Schedule 4.5(j) of the Disclosure Letter, to the Knowledge of each Credit Party or any of its Subsidiaries, there is no patent or patent application of any third party that interferes with a Patent within the Current Company IP.

(k) Except as noted on Schedule 4.5(k) of the Disclosure Letter and other than Restricted Licenses entered into in compliance with Section 5.7(b), no Credit Party is a party to, nor is it bound by, any Restricted License.

(l) Except as noted on Schedule 4.5(l) of the Disclosure Letter, the packaging for any and all Products Manufactured, used or Commercialized under the Patents within the Current Company IP have been marked with the proper patent notice.

(m) Except as noted on Schedule 4.5(m) of the Disclosure Letter, in each case where a Patent within the Current Company IP is held by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.

(n) There are no pending or, to the Knowledge of each Credit Party or any of its Subsidiaries, threatened (in writing) claims against any Credit Party or any of its Subsidiaries alleging (i) that any of the operation of the business of or any activity by any Credit Party or any of its Subsidiaries, or the Manufacture, Commercialization, or use of any Product infringes or violates (or in the past infringed or violated) the rights of third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP or (ii) that any of the Current Company IP is invalid or unenforceable.

(o) Neither the operation of the business of, nor any activity by, any Credit Party or any of its Subsidiaries, nor the Manufacture, use or Commercialization of any Product, infringes or violates (or in the past infringed or violated) any Third Party IP, other than any patent within the Third Party IP, or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP, and to the Knowledge of each Credit Party or any of their Subsidiaries, neither the operation of the business of, nor any activity, by any Credit Party or any of its Subsidiaries, nor the Manufacture, use or Commercialization of any Product, infringes or violates (or in the past infringed or violated) any patent within the Third Party IP.

(p) Except for customary indemnities provided to customers in the ordinary course of business in connection with the sale of the Product and as otherwise noted on Schedule 4.5(p) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has entered into any Contract to indemnify any other Person against any claims of infringement, violation or misappropriation of any Intellectual Property.

(q) Except as noted on Schedule 4.5(q) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property, (ii) restrict the business of any Credit Party or any of its Subsidiaries, in order to accommodate a third party’s Intellectual Property or (iii) permit third parties to use any Company IP.

(r) To the Knowledge of each Credit Party or any of their Subsidiaries, each Credit Party and each of its Subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of such Credit Party and its Subsidiaries.

(s) To the Knowledge of each Credit Party or any of its Subsidiaries, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Product IP or the rights therein or thereto of any Credit Party or any of its Subsidiaries and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Product IP or the subject matter thereof.

(t) Each Credit Party and each of its Subsidiaries have taken all commercially reasonable security measures to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries in the business of such Credit Party and its Subsidiaries, including requiring each employee and consultant of such Credit Party or any of its Subsidiaries and any other Person with access to such trade secrets to execute a binding confidentiality or nondisclosure Contract, copies or forms of which have been provided to Lender and, to the Knowledge of each Credit Party or any of its Subsidiaries, there has not been any material breach by any party to such confidentiality Contracts.

(u) Each Product performs in accordance with its documented specifications and as warranted to the customers thereof, except to the extent any such failure to so perform could not reasonably be expected to have a Material Adverse Change.

(v) The Credit Parties and their Subsidiaries (i) collect or use personally identifiable information from any third parties (including patients) and (ii) in connection with any collection or use of personally identifiable information, to the Knowledge of each Credit Party or any of its Subsidiaries, each Credit Party or any of its Subsidiaries has complied with all applicable statutes and regulations in all relevant jurisdictions and its publicly available privacy policy (if any) relating to the collection, storage, use and onward transfer of all personally identifiable information collected by such Credit Party or Subsidiary or by third parties having authorized access to databases or other records of such Credit Party or Subsidiary.

(w) Each Credit Party and each of its Subsidiaries have reasonable policies, procedures and security measures in place to protect information relating to its customers (“Customer Data”) under its and its service providers’ possession or control from unauthorized access; and, to the Knowledge of each Credit Party or any of its Subsidiaries, each Credit Party, each of its Subsidiaries, and each of its service providers’ hardware, software, encryption, systems, policies and procedures are sufficient to protect the security and confidentiality of all Customer Data that complies in all material respects with Requirements of Law. To the Knowledge of each Credit Party or any of its Subsidiaries, no Credit Party, any of its Subsidiaries, or any of its service providers has suffered any breach in security that has permitted any unauthorized access to Customer Data.

4.6. Adverse Proceedings, etc. Except as set forth on Schedule 4.6 of the Disclosure Letter or as notified to Lender in writing pursuant to Section 5.2(d), there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.7. Financial Statements; Material Contracts; No Material Adverse Change; Books and Records.

(a) All consolidated financial statements of Borrower and each of its Subsidiaries delivered to Lender pursuant to Section 3.1(m) were prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Since the date of the most recent financial statements delivered to Lender pursuant to Section 3.1(m), there has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries. Neither Borrower nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease (other than long-term leases entered into in the ordinary course of business) or unusual forward or long-term commitment that is not reflected in the consolidated financial statements or the notes thereto delivered to Lender pursuant to Section 3.1(m) and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Borrower and its

Subsidiaries taken as a whole. Since the date of the most recent audited financial statements delivered to Lender pursuant to Section 3.1(m), no change in the business, assets, liabilities, financial condition or results of operations of Borrower or any of its Subsidiaries has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Material Adverse Change;

(b) Since December 31, 2016, (i) neither Borrower nor any of its Subsidiaries has entered into any Material Contract or has incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to Borrower and its Subsidiaries, taken as a whole, except as otherwise disclosed in Schedule 4.7(b) of the Disclosure Letter or in financial statements delivered to Lender pursuant to Section 3.1(m)(i), Section

3.1(m)(ii) or Section 5.2 and (ii) neither Borrower nor any of its Subsidiaries has sustained any loss or interference with its business that, individually or in the aggregate, is material to Borrower and its Subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any arbitrator or Governmental Authority, except as otherwise disclosed in the financial statements delivered to Lender pursuant to Section 3.1(m)(i), Section 3.1(m)(ii) or Section 5.2; and

(c) The Books of Borrower and each of its Subsidiaries contain full, true and correct entries in all material respects of all material dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

4.8. Solvency. Borrower is Solvent, Borrower and its Subsidiaries that are Credit Parties, on a consolidated basis, are Solvent and Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party (other than in respect of a dissolution or liquidation permitted under Section 6.3). No proposal has been made nor any resolution been adopted by any competent corporate body of any Credit Party for the statutory merger of such Credit Party with any other Person (including for any merger permitted by Section 6.3). None of the Credit Parties has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing its inability to pay its debts as they come due, nor (vi) made an offer of settlement, extension or composition to its creditors generally.

4.9. Payment of Taxes. All United States federal, foreign and material state, local and other Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Credit Party knows of any proposed Tax deficiency or assessment against it or any of its Subsidiaries which is not being actively contested by it or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with Applicable Accounting Standards shall have been made or provided therefor. Neither any Credit Party nor any of its Subsidiaries have executed or filed with the Internal Revenue Service or any other Governmental Authority any Contract or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes nor has there been any request in writing for such extension. No claim has been made by a Tax authority in a jurisdiction where any Credit Party does not pay Taxes or file Tax returns that such Credit Party is subject to Taxes assessed by such jurisdiction. No Credit Party is or will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) as a result of any intercompany transaction.

4.10. Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of its or their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement Contract with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are no, and to the Knowledge of each Credit Party or any of its Subsidiaries there have been no, conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of each Credit Party or any of its Subsidiaries, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent. Compliance by Borrower and its Subsidiaries with all requirements pursuant to or under Environmental Laws which are applicable to or binding upon Borrower or any of its Subsidiaries or any of its or their respective properties or assets or to which Borrower or any of its Subsidiaries or any of its or their respective properties or assets is subject could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.11. Material Contracts. Schedule 4.11 of the Disclosure Letter contains a true, correct and complete list of all of the Material Contracts in effect on the Tranche A Closing Date. After giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents, except as described on Schedule 4.11 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party or its Subsidiaries and is in full force and effect, and neither the applicable Credit Party or Subsidiary nor, to the Knowledge of each Credit Party or any of its Subsidiaries, each other party thereto, is in material breach thereof or material default thereunder. Except as described on Schedule 4.11 of the Disclosure Letter with respect to the Existing Oxford Loan Agreement, no Credit Party or any of its Subsidiaries has received any written notice from any other party thereto asserting or, to the Knowledge of each Credit Party or any of its Subsidiaries threatening to assert, the cancellation, termination or invalidation of any Material Contract. Borrower has previously made available to Lender true, correct and complete copies of each Material Contract.

4.12. Regulatory Compliance. No Credit Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Credit Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board). Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act. Each of Borrower and its Subsidiaries and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the IRC and the regulations and published interpretations thereunder, except where such failure to comply could not reasonably be expected to result in any material liability of Borrower or its Subsidiaries or their respective ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with any other ERISA Events, could reasonably be expected to result in material liability of Borrower or its Subsidiaries or any of their respective ERISA Affiliates or the imposition of a Lien on any of the properties or assets of Borrower or any of its Subsidiaries. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the property of all such underfunded Plans. Neither Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates has any Multiemployer Plan or any obligation to contribute to a Multiemployer Plan.

4.13. Margin Stock. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Credit Extensions or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Term Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

4.14. Subsidiaries; Investments; Affiliate Transactions. Neither Borrower nor any of its Subsidiaries owns any stock, partnership interest or other equity securities except for Permitted Investments. Set forth on Schedule 4.14 of the Disclosure Letter is a true, correct and complete list of all transactions between any Credit Party or any of its Subsidiaries, on the one hand, and any Affiliate of any Credit Party or any owner of ten percent (10%) or more of the Equity Interests of any Credit Party or any of its Subsidiaries or any Affiliate of any such Person, on the other hand (other than (a) Transfers of Inventory in the ordinary course of business between or among any Credit Party or any of its Subsidiaries and (b) equity offering documents, investor rights agreements, registration rights agreements, organizational documents and similar Contracts entered into in connection with any equity financing). Except as set forth on Schedule 4.14 of the Disclosure Letter, Borrower does not own or control, directly or indirectly, any interest in any Person other than a Subsidiary and is not a participant in any joint venture, partnership or similar arrangement.

4.15. Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries, or to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Borrower or any of its Subsidiaries or to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of each Credit Party or any of its Subsidiaries, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of each Credit Party or any of its Subsidiaries, no union organization activity that is taking place that, individually or together with any other matter specified in clause (a) or (b) above or this clause (c), could reasonably be expected to result in a Material Adverse Change.

4.16. Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely to repay in full the Indebtedness outstanding under the Existing Oxford Loan Agreement and any and all associated costs and expenses and to fund its general business requirements and not for any other purposes, including personal, family, household or agricultural purposes.

4.17. Full Disclosure. No representation or warranty of any Credit Party contained in any Loan Document or in any other documents, certificates or written statements (excluding any projections and pro forma financial information, any presentations made by Borrower and any third party agreements of Borrower) furnished to Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (to the Knowledge of each Credit Party or any of its Subsidiaries, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials represent the best good faith estimates of the Credit Party furnishing such materials and are based on assumptions believed by such Credit Party to be fair and reasonable at the time made. Lender acknowledges and agrees that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

4.18. FCPA; Patriot Act; OFAC.

(a) None of Borrower, its Subsidiaries or, to the Knowledge of each Credit Party or any of its Subsidiaries, any director, officer, agent or employee or Borrower or any Subsidiary of Borrower has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA;

(b) (i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened in writing; and

(c) None of Borrower, its Subsidiaries or, to the Knowledge of each Credit Party or any of its Subsidiaries, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. Borrower will not, directly or, to the Knowledge of each Credit Party or any of its Subsidiaries, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.19. Insurance Contracts. Schedule 4.19 of the Disclosure Letter contains a true, correct and complete list of all insurance companies with which any Credit Party or any of its Subsidiaries has agreed to contracted pricing for the Products.

4.20. Health Care Matters.

(a) Compliance with Health Care Laws. Each Credit Party and each of its Subsidiaries, and each officer, affiliate and employee acting on behalf of each Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to such Credit Party or Subsidiary, its products and its properties or other assets or its business or operations, including all applicable statutes, rules, regulations, standards, policies and orders administered or issued by any Governmental Authority relating to any of the foregoing.

(b) Compliance with FDA Laws (and Foreign Equivalents). Each Credit Party and each of its Subsidiaries are in compliance in all material respects with all applicable FDA Laws, including all applicable requirements of the Food, Drug and Cosmetic Act or any of its implementing regulations (“FDCA”) and all applicable statutes, rules, regulations, standards, policies and orders administered or issued by any foreign Governmental Authority, relating to any Product or any aspect of the development, Manufacture, production or Commercialization thereof or otherwise. (i) None of the Products are articles which may not be introduced into interstate commerce pursuant to the requirements of the FDCA (or foreign equivalent), (ii) each Product has been developed, Manufactured or produced in all material respects in accordance with FDA Good Manufacturing Practices (or any foreign equivalent) and FDA Registration and Listing Requirements (or foreign equivalent) and (iii) each of the Products required to be approved or cleared by the FDA pursuant to the FDCA (or any foreign equivalent) has been so approved or cleared.

(c) Material Statements. None of the Credit Parties or their respective Subsidiaries nor any officer, affiliate, employee or, to the Knowledge of each Credit Party or any of its Subsidiaries, agent, of any Credit Party or its Subsidiaries, has (i) made an untrue statement of any material fact or fraudulent statement to any Governmental Authority (including the FDA), (ii) failed to disclose any material fact to any Governmental Authority (including the FDA), or (iii) committed any act, made any statement, or failed to make any statement that, in any such case, at the time such disclosure was made, could reasonably be expected to constitute a material violation of any Health Care Law or FDA Law.

(d) Proceedings; Audits. To the Knowledge of each Credit Party or any of its Subsidiaries, there are no facts, circumstances or conditions that could reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority (other than any routine Quality System Regulation or Good Clinical Practice compliance audits required by the FDA or any routine audits conducted by notified bodies with respect to any foreign good manufacturing practices requirements) pending or threatened in writing against any Credit Party or any of its Subsidiaries relating to any of the Health Care Laws, FDA Laws or any applicable statutes, rules, regulations, standards, policies or orders administered or issued by any foreign Governmental Authority.

(e) Prohibited Transactions. None of the Credit Parties or their Subsidiaries, or any of their respective officers, affiliates or employees or, to the Knowledge of each Credit Party or any of its Subsidiaries, any Person acting on behalf of any Credit Party or any of its Subsidiaries, directly or indirectly: (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, or contractor, in order to illegally obtain business or payments from such person in material violation of any Health Care Law; (ii) has given or agreed to give, made, or is party to any illegal Contract to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other person in material violation of any Health Care Law; (iii) made or agreed to make, or is party to any Contract to make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is party to any Contract to make, any payment to any person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law or that was used or given for any purpose other than that described in the documents supporting such payment. To the Knowledge of each Credit Party or any of its Subsidiaries, there are no actions threatened in writing or pending against any Credit Party or any of its Subsidiaries or their Affiliates under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(f) Exclusion. None of the Credit Parties or their Subsidiaries, nor any officer, affiliate or employee having authority to act on behalf of any Credit Party or any of its Subsidiaries has been, or, to the Knowledge of each Credit Party or any of its Subsidiaries, has been threatened in writing to be, (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other Requirements of Law, (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other health care program or is listed on the General Services Administration list of excluded parties, nor, to the Knowledge of each Credit Party or any of its Subsidiaries, is any such debarment, disqualification, suspension or exclusion threatened in writing or pending, or (iv) made a party to any other action by any Governmental Authority that may prohibit the applicable Credit Party or Subsidiary from selling Products or providing services to any governmental or other purchaser pursuant to any Health Care Laws.

(g) HIPAA. Each Credit Party and each of its Subsidiaries is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including HIPAA, and the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party, if any, and has implemented adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance, to the extent applicable. To the extent applicable to any Credit Party and for so long as (i) any Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) any Credit Party is a “business associate” as defined in 45 C.F.R. § 160.103, (iii) any Credit Party is subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164, or (iv) any Credit Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Credit Party has: (A) completed thorough and detailed surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively “Assessments”) of all material areas of its business and operations subject to HIPAA or that could be materially and adversely affected by the failure of such Credit Party, or any Person acting on behalf of any Credit Party, as the case may be, to the extent these Assessments are appropriate or required for such Credit Party to be in material compliance with HIPAA; (B) developed a detailed plan and time line for becoming in material compliance with HIPAA (a “HIPAA Compliance Plan”); and (C) implemented those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is in material compliance with HIPAA.

(h) Corporate Integrity Agreement. None of the Credit Parties or their Subsidiaries or their Affiliates, nor any officer, director, managing employee or, to the Knowledge of each Credit Party or any of its Subsidiaries, agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any order, individual integrity agreement, or corporate integrity agreement with any Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.

(i) Reimbursement Coding. To the extent that any Credit Party or any of its Subsidiaries provides to its customers or any other Persons reimbursement coding or billing advice, such advice, to the Knowledge of each Credit Party or any of its Subsidiaries, is complete and accurate and conforms to applicable coding systems.

4.21. Regulatory Approvals.

(a) Schedule 4.21 of the Disclosure Letter contains a list of all Products that have been Commercialized. Each Credit Party and its Subsidiaries, as applicable, has all Regulatory Approvals necessary to conduct its business in the manner in which such business is currently conducted. Borrower has previously made available to Lender all Regulatory Approvals, all material correspondence with Regulatory Agencies (including the FDA and any foreign equivalent) with respect to such Regulatory Approvals and all adverse event reports with respect to the Products that have been Commercialized and all requested documents related to the Products that have been Commercialized, in each case, in the possession and control of Borrower or any of its Subsidiaries. Borrower has not withheld any document or information with respect to the Products that have been Commercialized that would reasonably be considered to be material to Lender’s decision to provide the financing contemplated by this Agreement.

(b) Each Credit Party and its Subsidiaries, and, to the Knowledge of each Credit Party or any of its Subsidiaries, each licensee of a Credit Party or any of its Subsidiaries of any Intellectual Property, are in compliance with, and have complied with, all applicable federal, state, local and foreign laws, rules and regulations, governing its business, including all regulations promulgated by each applicable Regulatory Agency, the failure of compliance with which could reasonably be expected to result in a Material Adverse Change. No Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable federal, state, local and foreign laws, rules, regulations or standards, which could reasonably be expected to result in a Material Adverse Change.

(c) Without limiting the generality of clause (b) above, to the Knowledge of each Credit Party or any of its Subsidiaries, any and all studies, tests and preclinical and clinical trials and investigations conducted by or on behalf of the Credit Parties relating to any Product have been, and are being, conducted in all material respects in accordance with all Requirements of Law, including good clinical practices (including under FDA (and foreign equivalent) regulations (including the requirements set forth in 21 C.F.R. Part 11, Part 50, Part 54, Part 56, Part 812 and Part 814, as applicable)), good laboratory practices and investigational device exemption requirements; Borrower has previously made available to Lender descriptions of the results of such studies, tests, trials and investigations, which are accurate in all material respects; and no Credit Party or any of its Subsidiaries has received any notices or correspondence from any applicable Regulatory Agency or comparable authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests, trials or investigations conducted by or on behalf of a Credit Party or its Subsidiaries, which termination, suspension, material modification or clinical hold could reasonably be expected to result in a Material Adverse Change.

4.22. Supply and Manufacturing.

(a) To the Knowledge of each Credit Party or any of its Subsidiaries, the development, Manufacturing and production of each Product has at all times been (i) in compliance in all material respects with the final release quality specifications in effect for such Product and (ii) in compliance in all material respects with Requirements of Law, including the FDCA (and any foreign equivalent). Except as set forth on Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of each Credit Party or any of its Subsidiaries, no Person currently Manufacturing Product and currently party to a Manufacturing Agreement and, to the actual knowledge of each Credit Party or any of its Subsidiaries, no other Person Manufacturing Product, in each case has received in the past five (5) years a Form 483 or is currently subject to a Form 483 impacting any Product with respect to any facility Manufacturing Product and that, with respect to each such Form 483, all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved. Each Product that has been Commercialized has at all times been Manufactured in sufficient quantities and of a sufficient quality to satisfy at least the forecasted demand of such Product (as reasonably determined by a Responsible Officer of Borrower in good faith and based upon reasonable assumptions).

(b) Except as set forth on Schedule 4.22(b) of the Disclosure Letter, (i) no Product has been recalled, suspended or discontinued as a result of any action by the FDA or any other Governmental Authority (or any foreign equivalent), by any Credit Party or any of its Subsidiaries or by any licensee, distributor or marketer of such Product and (ii) the Credit Parties and their Subsidiaries have maintained global post-marketing surveillance programs and procedures specifically designed to comprehensively monitor, collect and timely report any medical device reports required to be reported in relation to any of the Products in accordance with any Requirements of Law. To the Knowledge of each Credit Party or any of its Subsidiaries, there are no facts, circumstances, or conditions that could reasonably be expected to result in a recall, suspension, or discontinuance of any Product.

(c) Schedule 4.22(c) of the Disclosure Letter contains a true, correct and complete list of all manufacturing and supply Contracts entered into by any Credit Party or any of its Subsidiaries with third parties and in effect for the supply of Product (the “Manufacturing Agreements”) as of the Tranche A Closing Date. Borrower has previously made available to Lender true, correct and complete copies of each Manufacturing Agreement. After giving effect to consummation of the transactions contemplated by this Agreement and the other Loan Documents, except as described on Schedule 4.22(c) of the Disclosure Letter, each Manufacturing Agreement is a valid and binding obligation of the applicable Credit Party or Subsidiary and is in full force and effect, and to the Knowledge of each Credit Party or any of its Subsidiaries, is a valid and binding obligation of any other party thereto, and neither the applicable Credit Party or its Subsidiaries or, to the Knowledge of each Credit Party or any of its Subsidiaries, any other party thereto is in breach thereof or default thereunder. Except as described on Schedule 4.22(c) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any notice from any party thereto, oral or written, regarding (i) the cancellation, termination or invalidation of any Manufacturing Agreement or (ii) any indication by or intent or threat of, such party, oral or written, to reduce or cease the supply of Product through calendar year 2022.

4.23. Additional Representations and Warranties.

(a) Except as set forth on Schedule 4.23(a) of the Disclosure Letter, after giving effect to consummation of the transactions contemplated by this Agreement and the other Loan Documents, as of the Tranche A Closing Date, there is no Subordinated Debt.

(b) There are no Hedging Agreements other than Permitted Hedging Agreements.

(c) Since December 31, 2016, there shall not have occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change.

(d) No Default exists hereunder.

(e) Neither any Credit Party nor any of its Subsidiaries own or have owned in the past any real property and neither any Credit Party nor any of its Subsidiaries lease any real property other than the properties subject to the leases set forth in Schedule 4.23(e) of the Disclosure Letter.

(f) There are no Consulting Royalties due and payable with respect to any Product and there are no Contracts pursuant to which any Consulting Royalties will become due and payable with respect to any Product.

5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1. Government Compliance. Except as permitted in Section 6.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each other jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall (i) comply, and cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority to which it is subject, noncompliance with which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (ii) maintain policies that assure that each of its employees has all required licenses, credentials, approvals and other certifications to perform his or her duties and (iii) obtain, and take all necessary action to timely renew, all material permits, licenses and authorizations which are necessary in the proper conduct of its business.

5.2. Financial Statements, Compliance Certificates; Notices; Reports. Deliver to Lender:

(a) Financial Statements; Compliance Certificate; Other Information.

(i) Annual Financial Statements. So long as Borrower is not a Public Reporting Company, (1) as soon as available, but in any event within one hundred eighty (180) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2017, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, with such consolidated financial statements to be audited and accompanied by (A) a report and opinion of Borrower’s independent certified public accounting firm of recognized national or regional standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to scope of audit, but which may be subject to a qualification as to “going concern”), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (B) (if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002 and (2) as soon as available, but in any event within sixty (60) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2017, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related unaudited consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year. Each of the foregoing consolidated financial statements shall be certified by a Responsible Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied;

(ii) Quarterly Financial Statements. So long as Borrower is not a Public Reporting Company, as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending March 31, 2018, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes. Such consolidated financial statements shall be certified by a Responsible Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes;

(iii) Quarterly Compliance Certificate. As soon as available, but in no event later than sixty (60) days after the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2017, a duly completed Compliance Certificate signed by a Responsible Officer, among other things (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to Lender, acting reasonably, demonstrating compliance with the covenants contained in Section 5.12 and Section 6.17;

(iv) SEC Statements. After Borrower becomes a Public Reporting Company: (A) within five (5) days of filing, access (via posting such reports, or providing a link thereto, on Borrower’s website on the internet at Borrower’s website address) to all reports on Form 10-K and Form 10-Q filed with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange; (B) within five (5) days of filing, written notice and access (via posting such reports, or providing a link thereto, on Borrower’s website on the internet at Borrower’s website address) to all reports on Form 8-K filed with the SEC; and (C) copies of (via posting such reports, statements or materials, or providing a link thereto, on Borrower’s website on the internet at Borrower’s website address) all other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any of the functions of the SEC or with any national securities exchange; and

(v) Information during Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with any of the terms or provisions of this Agreement or any other Loan Document, as Lender may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or Contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege);

All statements and certificates (as applicable) of Borrower and each of its Subsidiaries required to be delivered to Lender pursuant to this Section 5.2(a) will be prepared in conformity with Applicable Accounting Standards (other than any immaterial deviations thereto) applied on a consistent basis throughout the periods covered thereby and will fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries and their consolidated results of operations as of the dates indicated and the changes in their cash flows for the periods specified (other than any pro forma statements and projections provided to Lender, such pro forma statements and projections representing the best good faith estimates of Borrower and being based on assumptions believed by Borrower to be fair and reasonable at the time made, and with respect to any such pro forma statements or projections which include adjustments from Applicable Accounting Standards, such adjusted pro forma statements and projections being in the same format as provided to the audit committee of the Board of Directors);

(b) [Reserved];

(c) Other Statements. So long as Borrower is not a Public Reporting Company, copies of all statements, reports and notices made available to Borrower’s security holders generally or to any holders of Subordinated Debt, in each case, within five (5) days of delivery to any such Person;

(d) Legal Action Notice. As promptly as practicable, a report of any legal action, litigation, investigation or proceeding pending or, in each case, threatened in writing against any Credit Party or any Subsidiary, or any material development in any such legal action, litigation, investigation or proceeding (i) that could result in damages or costs to such Credit Party or such Subsidiary in an amount in excess of $250,000, individually, or $500,000, in the aggregate, when aggregated with all pending or threatened (in writing) legal actions against all Credit Parties and their respective Subsidiaries or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable statutes, rules, regulations, standards, policies or orders administered or issued by any foreign Governmental Authority, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change;

(e) Consolidated Plan and Financial Forecast; Board Approved Projections. No later than March 1 of each fiscal year of Borrower, a consolidated plan and financial forecast of Borrower and its Subsidiaries through the Term Loan Maturity Date, including a forecasted consolidated balance sheet, statements of income and cash flows, and an explanation of the assumptions on which such forecast is based and demonstrating projected compliance with the financial covenants set forth in Sections 5.12 and 6.17 and any amendments thereto or financial projections (or amendments to financial projections) approved by the Board of Directors, whether quarterly or otherwise;

(f) Other Financial Information. As promptly as practicable, other financial information reasonably requested by Lender;

(g) Notice of Defaults, Events of Default, ERISA Events and Material Adverse Change. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of Borrower or any of its Subsidiaries shall have obtained knowledge of the occurrence of (i) any Default or Event of Default, (ii) any ERISA Event or (iii) any event or circumstance that would render the representations and warranties in Section 4.23(c) or the ultimate sentence of Section 4.7(a) untrue if made at such time;

(h) Intellectual Property; Regulatory. Written notice as promptly as practicable (and in any event no later than five (5) Business Days) after a Responsible Officer of Borrower or any of its Subsidiaries shall have obtained Knowledge of any of the following:

(i) any material breach or default by Borrower or any of its Subsidiaries of any covenant, agreement or other provision of (A) this Agreement or any other Loan Document, or (B) any Current Company IP Agreement or any Material Contract (other than this Agreement or any other Loan Document) that, individually or together with any other such breach or default, could reasonably be expected to result in a Material Adverse Change;

(ii) any license to a third party of any rights to develop, Manufacture, use or Commercialize the Products in the Territory (other than agreements and arrangements that are Permitted Licenses pursuant to clauses (c) or (d) of the definition thereof);

(iii) any material breach or default by a counterparty under any Current Company IP Agreement or any Material Contract, or the termination of any Current Company IP Agreement or Material Contract (irrespective of whether pursuant to the terms thereof), in each case, that, individually or together with any other such breach, default or termination, could reasonably be expected to result in a Material Adverse Change;

(iv) the commencement of any action or proceeding against Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Change, or which challenges the validity of any claim in any Patent within the Company IP utilized in connection with any Product that could reasonably be expected to materially and adversely affect the exploitation of (including the ability to own or license) such Product by Borrower or any of its Subsidiaries;

(v) any written notice that the FDA (or foreign equivalent) or other Regulatory Agency is limiting, suspending or revoking any Regulatory Approval, changing the market classification or labeling of or otherwise materially restricting Manufacture or Commercialization of any Product, or is considering any of the foregoing;

(vi) Borrower or any of its Subsidiaries becoming subject to any administrative or regulatory enforcement action, warning letter or written notice of violation letter from the FDA (or foreign equivalent) or other Regulatory Agency, or any Product of Borrower or any of its Subsidiaries being seized, withdrawn, recalled, detained or subject to a suspension of Manufacturing, or the commencement of any proceedings in the United States seeking the withdrawal, recall, suspension, import detention or seizure of any Product; or

(vii) the occurrence of any event (including the occurrence of a Manufacturing disruption) with respect to any Product which could reasonably be expected to result in a Material Adverse Change.

(i) Governmental Recommendations. Within five (5) Business Days of receipt thereof, copies of any written recommendation from any Governmental Authority or other regulatory body that Borrower or any of its Subsidiaries should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any material way, or any penalties or sanctions imposed; or

(j) Change in Control.

(i) Written notice promptly, and in any event no later than two (2) Business Days, after the execution of any definitive acquisition, merger or restructuring agreement, pursuant to which a Change in Control is contemplated to occur, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control; and

(ii) A Change in Control Notice promptly, and in any event no later than two (2) Business Days, after the consummation of a Change in Control.

5.3. Inventory; Returns; Maintenance of Properties. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date and each Credit Party shall promptly notify Lender in writing of all returns, allowances, recoveries, disputes and claims that involve more than $500,000, individually, or more than $1,000,000, in the aggregate, when aggregated with any and all other returns, allowances, recoveries, disputes and claims. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.4. Taxes; Pensions. Borrower shall timely file, and require each of its Subsidiaries to timely file, all income and other material required Tax returns and reports or extensions therefor and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with Applicable Accounting Standards shall have been made therefor and (ii) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries).

5.5. Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. All property policies of the Credit Parties shall have a loss payable endorsement showing Lender as loss payee and waive subrogation against Lender and shall provide that the insurer must give Lender at least twenty (20) days’ notice before canceling its policy (or ten (10) days’ notice in the case of the failure to pay any premiums thereunder). At the request of Lender, each Credit Party shall deliver to Lender copies of policies and evidence of all premium payments. All liability policies of the Credit Parties shall show, or have endorsements showing, Lender as an additional insured, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Lender at least twenty (20) days’ notice before canceling its policy (or ten (10) days’ notice in the case of the failure to pay any premiums thereunder). If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 5.5 or to pay any amount or furnish any required proof of payment to third persons and Lender, upon the occurrence and during the continuance of an Event of Default, Lender may make all or part of such payment or obtain such insurance policies required in this Section 5.5, and take any action under the policies Lender deems prudent. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that there has been obtained insurance as required in this Section 5.5. No payments by Lender pursuant to this Section 5.5 are deemed an agreement to make similar payments in the future or Lender’s waiver of any Default or Event of Default.

5.6. Operating Accounts. In the case of any Credit Party, not establish any new Collateral Account at or with any bank or financial institution unless contemporaneously with such establishment, such account is subject to a Control Agreement that is reasonably acceptable to Lender. For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Lender. The provisions of the previous two (2) sentences shall not apply to deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, zero balance accounts, accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, merchant accounts, accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibits the granting of a Lien thereon and any other deposit accounts established after the Tranche A Closing Date and then only so long as such deposit accounts do not hold in the aggregate more than $50,000 and for the first thirty (30) days following the establishment of such deposit account (all such accounts, collectively, the “Excluded Accounts”); provided that, in each case, Borrower shall identify to Lender all accounts which constitute Excluded Accounts. Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days following the closing date of a Permitted Acquisition or other Investment permitted hereunder to comply with the provisions of this Section 5.6 with regard to accounts of the Credit Parties acquired in connection with such Permitted Acquisition or other Investment.

5.7. Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of the Company IP material to its business; (ii) maintain the confidential nature of any material trade secrets and trade secret rights; (iii) promptly advise Lender in writing of material infringements, misappropriations or violations of Intellectual Property owned by any Credit Party or any of its Subsidiaries; and (iv) except as permitted by Section 6.1(j), not allow any Company IP material to its business to be abandoned, forfeited or dedicated to the public, or any material Current Company IP Agreement to be terminated by any Credit Party or any of its Subsidiaries, as applicable, without Lender’s prior written consent; provided, however, that with respect to Company IP that is not owned by any Credit Party or its Subsidiaries, the obligations of each Credit Party or its Subsidiaries in clauses (i) and (iv) above shall apply only to the extent such Credit Party or its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable Contracts or contractual rights.

(b) Provide written notice to Lender within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Credit Party shall take such commercially reasonable steps as Lender requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

(c) Borrower shall, and shall cause each of its Subsidiaries, as applicable, to: (i) use commercially reasonable efforts, at its sole expense, either directly or, indirectly with respect to any licensee or licensor under the terms of Borrower’s (or any of its Subsidiary’s) Contract with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license or Contract) and prepare, execute, deliver and file Contracts or documents which are necessary or desirable to (A) prosecute and maintain the Company IP material to its business and (B) diligently enforce or defend the Company IP against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); (ii) keep Lender reasonably informed by written notice of any and all of such actions and provide Lender with the opportunity to meaningfully consult with Borrower with respect to the direction thereof and Borrower shall consider all of Lender’s comments in good faith; provided that such obligations shall be subject to any confidentiality obligations of any Credit Party or any of its Subsidiaries or any protective order binding upon any Credit Party or any of its Subsidiaries; provided, further, that no Credit Party or any of its Subsidiaries shall be obligated to comply with this clause (ii) to the extent compliance would waive attorney-client privilege; and (iii) not, and shall use commercially reasonable efforts to cause any licensee or licensor of the Company IP, as applicable, not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of the Company IP, in each case, only if such disclaimer or abandonment could reasonably be expected to result in a Material Adverse Change.

5.8. Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, each Credit Party and its officers, employees and agents and such Credit Party’s Books, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to such Credit Party.

5.9. Access to Collateral; Books and Records; Audits. Allow Lender, or its agents, at reasonable times during normal business hours and upon at least three (3) Business Days’ notice (provided that no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy any Credit Party’s Books. The foregoing inspections and audits shall be at Borrower’s expense. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing or such audit reveals the occurrence of an Event of Default. Borrower shall, and shall cause each of its Subsidiaries to, maintain its Books in such manner as to contain full, true and correct entries of all material dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.

5.10. Use of Proceeds. (a) Use the proceeds of the Term Loan solely to repay in full the Indebtedness outstanding under the Existing Oxford Loan Agreement and any and all associated costs and expenses and to fund its general business requirements and (b) not use the proceeds of the Term Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case in violation of said Regulations. If requested by Lender, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to Lender.

5.11. Environmental Disclosure. Deliver to Lender:

(a) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(b) promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (i) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any remedial action taken by any Credit Party or any other Person in response to (A) any Hazardous Materials Activities, the existence of which, individually or together with any other Hazardous Materials Activities, have a reasonable possibility of resulting in one or more Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (B) any Environmental Claims which, individually or together with any other Environmental Claims, have a reasonable possibility of resulting in a Material Adverse Change and (iii) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(c) as soon as practicable following the sending or receipt thereof by any Credit Party or any of its Subsidiaries, a copy of any and all written communications with respect to (i) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, (ii) any Release required to be reported to any Governmental Authority, and (iii) any request for information from any Governmental Authority that suggests such authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or together with any other Hazardous Material Activities, has a reasonable possibility of resulting in a Material Adverse Change;

(d) prompt written notice describing in reasonable detail (i) any proposed acquisition of stock, assets, or properties by Borrower or any of its Subsidiaries that could reasonably be expected to (A) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change or (B) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that, individually or together with any other such proposed actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(e) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Lender in relation to any matters disclosed pursuant to this Section 5.11.

Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions necessary to (x) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (y) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.12. Minimum Liquidity. From and after the Tranche A Closing Date, after giving effect to the transactions contemplated hereunder and under the other Loan Documents, Borrower and its Subsidiaries that are Credit Parties shall have consolidated Liquidity, tested as of the end of each Business Day, of not less than Five Million Dollars ($5,000,000.00). Borrower shall deliver to Lender written notice, as promptly as practicable (and in any event within five (5) Business Days) after the occurrence, of the results of any such minimum Liquidity test which indicate that Borrower and its Subsidiaries that are Credit Parties have consolidated Liquidity, as of the applicable date of determination, of less than Five Million Dollars ($5,000,000.00). For the avoidance of doubt, no Credit Party shall be required to maintain a restricted account for purposes of complying with this Section 5.12.

5.13. Further Assurances. Subject to the limitations in Section 5.14(b), at any time or from time to time upon the reasonable request of Lender, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effectuate the transactions contemplated by the Loan Documents, including taking such steps as are reasonably deemed necessary by Lender to maintain, protect and enforce Lender’s Lien on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents.

5.14. Additional Collateral; Guarantors.

(a) Without limiting the generality of Section 5.13 and except as otherwise approved in writing by Lender, the Credit Parties shall cause each of their respective Domestic Subsidiaries (other than Excluded Subsidiaries and any Domestic Subsidiary that is a CFC Holding Company) to, in each case, guarantee the Obligations and to cause each such Domestic Subsidiary to grant to Lender a first priority security interest in and Lien upon, and pledge to Lender, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of such Domestic Subsidiary’s properties and assets, whether now existing or hereafter acquired or existing, constituting Collateral to secure such guaranty. Furthermore, and except as otherwise approved in writing by Lender on a case-by-case basis, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (excluding Excluded Subsidiaries and any Domestic Subsidiary that is a CFC Holding Company) to, (i) grant Lender a first priority security interest in and Lien upon, and pledge to Lender, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each of its Domestic Subsidiaries (other than any Excluded Subsidiary and any Domestic Subsidiary that is a CFC Holding Company) and (ii) grant Lender a first priority security interest in and Lien upon, and pledge to Lender, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, sixty-five percent (65%) of the issued and outstanding voting Equity Interests (other than Excluded Equity Interests) and one hundred percent (100%) of the issued and outstanding non-voting Equity Interests (other than Excluded Equity Interests), if any, in, each Foreign Subsidiary and CFC Holding Company directly owned by any such Domestic Subsidiaries. In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to Lender, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to Lender or duly executed in blank, in each case reasonably satisfactory to Lender. In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to Lender such Equity Interests in accordance with Section 8-106(c)(1) of the Code or an executed uncertificated stock control agreement among the issuer, the registered owner and Lender in the form attached to the Security Agreement as Annex 4. In the event any Credit Party acquires any fee title to real estate with a fair market value in excess of $1,000,000, unless otherwise agreed by Lender, such Person shall execute or deliver, or cause to be executed or delivered, to Lender, (v) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (w) within forty-five (45) days after receipt of notice from Lender that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (x) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to Lender, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Lender, in form and substance (including any endorsements) and in an amount reasonably satisfactory to Lender insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (y) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to Lender by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to Lender, in form and substance satisfactory to Lender.

(b) Notwithstanding anything to the contrary herein, in no event shall any Credit Party or any Subsidiary be required to (i) enter into or deliver any foreign law-governed documents, file or record any documents or agreements (including any agreements relating to Intellectual Property) with any foreign Governmental Authority or take any other actions under foreign law with respect to Collateral held outside the United States except as upon the occurrence and during the continuance of an Event of Default and then only if and to the extent then-requested in writing by Lender, or (ii) deliver any bailee agreements in respect of Inventory or Equipment held by sales representatives or customers.

5.15. Formation or Acquisition of Subsidiaries. Subject to the limitations in Section 5.14(b), if Borrower or any of its Subsidiaries at any time after the Tranche A Closing Date forms or acquires a Subsidiary, concurrently therewith, Borrower will notify Lender in writing regarding such formation or acquisition and, as promptly as practicable and in no event later than thirty (30) days after such formation or acquisition: (a) if such

Subsidiary is a Domestic Subsidiary that is not an Excluded Subsidiary or a CFC Holding Company, (i) Borrower will cause such Subsidiary to execute and deliver to Lender a joinder to the Security Agreement and, if applicable, the IP Agreements and any other relevant Collateral Document, (ii) without limiting clause (a)(i) above, such Subsidiary will, and Borrower will cause such Subsidiary to, satisfy all conditions and requirements contained in this Agreement (including Section 5.14) and each other Loan Document (including the Security Agreement) if and to the extent applicable to such Subsidiary, (iii) Borrower will deliver a certificate executed by a Responsible Officer of Borrower or such Subsidiary that all such conditions and requirements have been satisfied (such certificate to be in form and substance reasonably satisfactory to Lender) and (iv) such Subsidiary shall constitute a Guarantor and a Credit Party for all purposes hereunder as of the date of formation or acquisition of such Subsidiary; (b) Borrower will deliver to Lender (i) true, correct and complete copies of the Operating Documents of such Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of such Operating Documents are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to Lender) and (iii) a good standing certificate (or equivalent certification if available in the case of a Subsidiary that is incorporated or organized under the laws of a jurisdiction other than the United States) for such Subsidiary, certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of incorporation or organization; and (c) Borrower will deliver to Lender a Perfection Certificate, updated to reflect the formation or acquisition of such Subsidiary. Any document or Contract executed or issued pursuant to this Section 5.15 shall be a Loan Document.

5.16. Post-Closing Requirements. Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.16 of the Disclosure Letter within the time period prescribed therefor on such schedule, which shall include, among other things, (a) delivery to Lender of true, correct and complete copies of each Control Agreement required by Lender hereunder and executed and delivered by each applicable Credit Party (which shall be in form and substance reasonably satisfactory to Lender); (b) use of commercially reasonable efforts to deliver a landlord’s consent in favor of Lender for each Credit Party’s leased locations by the respective landlord thereof (which consent shall include an agreement by such landlord to permit reasonable access to such leased premises by Lender or its agents upon an Event of Default for purposes of removal of any and all Collateral, if such leased premises is a warehouse, distribution center or other location at which a material amount of Collateral is located), together with the duly executed original signatures thereto (which shall be in form and substance reasonably satisfactory to Lender); and (c) use of commercially reasonable efforts to deliver a bailee waiver from each bailee in possession of any Collateral (which bailee waivers shall be reasonably satisfactory in form and substance to Lender); provided that no Credit Party shall be required to use commercially reasonable efforts to deliver any bailee agreements in respect of Inventory or Equipment held by sales representatives or customers. All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.16 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents).

5.17. Commercialization. Each of Borrower and its Subsidiaries shall use commercially reasonable efforts to (a) Commercialize the Products and (b) otherwise fully exploit the market potential of the Products in the Territory. In connection therewith, from and after the Tranche A Closing Date through December 31, 2022, the Products will be Manufactured in sufficient quantities and of a sufficient quality to satisfy at least the forecasted demand of the Products (as reasonably determined by a Responsible Officer of Borrower in good faith and based upon reasonable assumptions).

5.18. Lender Meetings. Upon the request of Lender, participate in a meeting with Lender once during each fiscal year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Lender) at such time as may be agreed to by Borrower and Lender.

6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1. Dispositions. Convey, sell, exchange, lease, transfer, assign, exclusively license out, non-exclusively license out, agree to any covenant not to sue, enter into a co-existence Contract or otherwise dispose of (including any sale-leaseback), directly or indirectly and whether in one or a series of transactions, all or any part of its properties or assets (collectively, “Transfer”), except for the following (collectively, “Permitted Transfers”):

(a) Transfers of Inventory in the ordinary course of business (including between Credit Parties and Subsidiaries which are not Credit Parties; provided that such Transfers are on a cost-plus basis);

(b) Transfers of surplus, damaged, worn out or obsolete Equipment that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(c) Permitted Licenses;

(d) Transfers made in connection with Permitted Liens and Permitted Investments and Transfers permitted by Sections 6.3, 6.6(b), 6.8, 6.9 and 6.10;

(e) Transfers consisting of licenses or covenants not to sue made in connection with the settlement of the litigation matters described on Schedule 4.6 of the Disclosure Letter or about which Lender receives written notice pursuant to Section 5.2(d);

(f) Transfers of cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(g) (i) Transfers between or among Credit Parties and (ii) Transfers between or among non-Credit Parties;

(h) the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or to any other Subsidiary of Borrower;

(i) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(j) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of Borrower and its Subsidiaries that Borrower reasonably determines in good faith is no longer economically practicable to maintain or useful in the ordinary course of business and that is not adverse to the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document in any material respect or otherwise does not materially diminish the value of the Collateral securing the Obligations;

(k) the granting of Consulting Royalties;

(l) Transfers in connection with the cancellation by Borrower of Indebtedness owed to Borrower listed on Schedule 6.1(l) of the Disclosure Letter;

(m) intercompany licenses or grants of distribution, co-product or similar commercial rights relating to Intellectual Property between or among the Credit Parties and their Subsidiaries, in each case as to geography other than the United States;

(n) other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms; and

(o) other Transfers in which such Credit Party will receive cash proceeds in an amount equal to no less than seventy-five percent (75%) of all Transfer consideration (fixed or contingent) paid or payable to such Credit Party or Subsidiary, but only so long as the net cash proceeds of such Transfer are utilized to repay or prepay, in whole or in part, Indebtedness to Lender under and in accordance with this Agreement and the other Loan Documents.

Except as otherwise expressly permitted under this Agreement, no Transfer of all or any part of the properties or assets of any Credit Party to any Affiliate of Borrower that is not a Credit Party shall constitute a Permitted Transfer without the prior written consent of Lender.

6.2. Changes in Business, Management or Business Locations. (a) (i) Engage in any business other than the types of businesses engaged in by such Credit Party and its Subsidiaries on the Tranche A Closing Date or that are reasonably similar, related, complementary, ancillary or incidental thereto or (ii) in the case of Borrower, have a change in chief executive officer or chief financial officer and, to the extent that Borrower’s Board of Directors determines a replacement is necessary, a replacement satisfactory to Borrower’s Board of Directors is not made within ninety (90) days after such individual’s departure.

(b) Without at least twenty (20) days’ prior written notice to Lender: (i) change such Credit Party’s jurisdiction of organization, (ii) change such Credit Party’s organizational structure or type, (iii) change such Credit Party’s legal name, or (iv) change any organizational number (if any) assigned by such Credit Party’s jurisdiction of organization.

(c) Deliver any portion of the Collateral to one or more bailees or leased locations if the aggregate value of such portion of Collateral, individually or together with any other Collateral at such location(s), is in excess of $1,000,000 (as reasonably determined by a Responsible Officer of Borrower in good faith and based upon reasonable assumptions), unless such Credit Party shall have used commercially reasonable efforts to deliver to Lender:

(i) Subject to Section 5.14(b), a bailee agreement in form and substance reasonably satisfactory to Lender within thirty (30) days of such delivery of Collateral; or

(ii) A landlord’s consent in favor of Lender in form and substance reasonably satisfactory to Lender within thirty (30) days of such delivery of Collateral.

6.3. Mergers, Acquisitions, Liquidations or Dissolutions.

(a) Merge, consolidate, liquidate or dissolve with or into any other Person, except that:

(i) any Subsidiary of Borrower that is a Credit Party may merge or consolidate with Borrower or any other Subsidiary of Borrower that is a Credit Party; provided that Borrower or such other Credit Party is the surviving entity;

(ii) any Subsidiary of Borrower that is not a Credit Party may merge or consolidate with another Subsidiary of Borrower that is not a Credit Party;

(iii) any Subsidiary of Borrower that is not a Credit Party may merge or consolidate with a Credit Party; provided that such Credit Party is the surviving entity;

(iv) any Subsidiary of Borrower may be dissolved or liquidated; provided that any and all of the properties and assets of such Subsidiary are distributed to one or more Credit Parties or a Subsidiary that is not a Credit Party if the dissolved Subsidiary is not a Credit Party;

(v) any Credit Party may merge, consolidate or dissolve with or into any Person in connection with a Permitted Acquisition; provided, however, that such Person (1) is at the time of such transaction a Credit Party or (2) in connection with the consummation of such transaction, (A) executes and delivers to Lender a joinder to the Security Agreement and, if applicable, the IP Agreements and any other relevant Collateral Document, (B) without limiting sub-clause (A) above, satisfies all conditions and requirements contained in this Agreement (including Section 5.14) and each other Loan Document (including the Security Agreement) if and to the extent applicable to such Person, (C) delivers a certificate executed by a Responsible Officer of such Person that all such conditions and requirements have been satisfied (such certificate to be in form and substance reasonably satisfactory to Lender) and (D) shall constitute a Guarantor and a Credit Party for all purposes hereunder as of the date of consummation of such transaction;

(vi) any Subsidiary that is not a Credit Party may merge, consolidate or dissolve with or into any Person in connection with a Permitted Acquisition; and

(vii) any Investment permitted by Section 6.8 may be structured as a merger or consolidation; or

(b) make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.

6.4. Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than Permitted Indebtedness.

6.5. Encumbrance. Except for Permitted Liens, create, incur, allow, or suffer to exist any Lien on any of its properties or assets, or assign or convey any right to receive income (except as permitted by Section 6.1 or in connection with royalties payable in connection with any Permitted Acquisition), including the sale of any Accounts (except as permitted by Section 6.1), or permit any Collateral not to be subject to the first priority security interest granted in the Security Agreement or otherwise pursuant to the other Collateral Documents (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Lender’s Lien). The parties hereto acknowledge and agree that at all times prior to the Tranche A Closing Date, this covenant shall not apply to Company IP to the extent the application of this covenant would violate the terms of the Existing Oxford Loan Agreement.

6.6. No Further Negative Pledges; Negative Pledge.

(a) Enter into any Contract or document directly or indirectly prohibiting or limiting the assignment, mortgage or pledge of, or the grant of a security interest in or the creation, incurrence or existence of any Lien upon, any of its properties or assets, whether now owned or hereafter acquired, to or in favor of Lender pursuant to the Loan Documents, except with respect to the following:

(i) specific properties or assets encumbered by Permitted Liens to secure payment of Permitted Indebtedness (including the Permitted Indebtedness set forth in clause (e) of the definition of “Permitted Indebtedness”), if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(ii) prohibitions or limitations set forth in any Contract relating to unsecured Permitted Indebtedness or the Permitted Indebtedness set forth in clause (e) of the definition of “Permitted Indebtedness”, in the case of each such Contract if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement or any other Loan Document, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(iii) customary provisions restricting assignments, subletting, sublicensing or other transfer of property subject thereto set forth in leases, subleases, licenses (including Permitted Licenses), asset sale agreements and other similar Contracts that are not prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses, agreements or Contracts;

(iv) prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any Contract entered into in the ordinary course of business that is not prohibited under this Agreement or any other Loan Document (including Section 6.6(b) below, if applicable), if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(v) prohibitions or limitations imposed by Requirements of Law;

(vi) prohibitions or limitations that exist as of the Tranche A Closing Date under Indebtedness existing on the Tranche A Closing Date (set forth on Schedule 13.1 of the Disclosure Letter); provided, however, that at all times prior to the Tranche A Closing Date, this covenant shall not apply to Company IP to the extent the application of this covenant would violate the terms of the Existing Oxford Loan Agreement;

(vii) customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding Contracts relating to any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(viii) customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(ix) customary net worth provisions set forth in customer Contracts entered into in the ordinary course of business that are not prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(x) restrictions on cash or other deposits (including escrowed funds) imposed by Contracts entered into in the ordinary course of business that are not otherwise not prohibited under this Agreement or any other Loan Document;

(xi) prohibitions or limitations set forth in any Contract in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such Contract was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(xii) prohibitions or limitations imposed by any Loan Document;

(xiii) customary provisions set forth in joint venture agreements or Contracts governing minority investments that are not prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement or Contract; and

(xiv) prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the Contracts referred to in clauses (i) through (xiii) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

(b) Except as permitted by Section 6.1(h), Transfer or create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party or any Subsidiary thereof, except for any Lien or claim in favor of Lender pursuant to the Loan Documents, any Permitted Lien and sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement; provided that, in the case of sales, assignments, transfers, exchanges or other dispositions to qualify directors as required by Requirements of Law, such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.

6.7. Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.6 hereof.

6.8. Distributions; Investments. (a) Pay any dividends or make any distribution or payment on or redeem, retire or purchase any capital stock, except for the following:

(i) The conversion by Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof;

(ii) The payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(iii) The redemption or repurchase of Equity Interests by Borrower from current or former officers, employees, directors and consultants of Borrower, so long as (A) an Event of Default does not exist at the time of such redemption or repurchase and would not exist after giving effect to such redemption or repurchase and (B) the amount paid for all such redemptions and repurchases shall not exceed $500,000 in the aggregate, in any fiscal year of Borrower;

(iv) The repurchase or other acquisition of Equity Interests deemed to occur (A) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Equity Interests if such Equity Interests represent a portion of the exercise price thereof or conversion price thereof and (B) in connection with any tax withholding imposed, levied, collected, withheld or assessed by any Governmental Authority upon the grant of or any exercise or vesting of any Equity Interests (or options in respect thereof) of current or former officers, employees, directors and consultants of Borrower;

(v) Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(vi) In connection with any Permitted Acquisition by Borrower or any of its Subsidiaries, (A) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (B) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law; and

(vii) The distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan; or

(b) Directly or indirectly (including by the formation of any Subsidiary) make any Investment other than Permitted Investments.

Notwithstanding the foregoing, (x) Subsidiaries shall be permitted to pay dividends or make distributions to any Credit Party, and (y) Subsidiaries that are not Credit Parties shall be permitted to pay dividends or make distributions to other Subsidiaries that are not Credit Parties.

6.9. Restrictions on Subsidiary Distributions. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) Transfer any of its properties or assets to Borrower or any other Subsidiary of Borrower, other than any of the following restrictions or encumbrances, as applicable:

(i) encumbrances of specific properties or assets under Permitted Liens to secure payment of Permitted Indebtedness (including the Permitted Indebtedness set forth in clause (e) of the definition of “Permitted Indebtedness”), if and only to the extent each such encumbrance applies only to such properties or assets;

(ii) restrictions or encumbrances set forth in any Contract relating to unsecured Permitted Indebtedness or the Permitted Indebtedness set forth in clause (e) of the definition of “Permitted Indebtedness”, in the case of each such Contract if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement or any other Loan Document, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(iii) customary provisions restricting assignments, subletting, sublicensing or other transfer of property subject thereto set forth in leases, subleases, licenses (including Permitted Licenses), asset sale agreements and other similar Contracts that are not prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses, agreements or Contracts;

(iv) restrictions or encumbrances on the transfer or assignment of any properties, assets or Equity Interests set forth in any Contract entered into in the ordinary course of business that is not prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction or encumbrance applies only to such properties, assets or Equity Interests;

(v) restrictions or encumbrances imposed by Requirements of Law;

(vi) restrictions or encumbrances that exist as of the Tranche A Closing Date under Indebtedness existing on the Tranche A Closing Date (set forth on Schedule 13.1 of the Disclosure Letter); provided, however, that at all times prior to the Tranche A Closing Date, this covenant shall not apply to Company IP to the extent the application of this covenant would violate the terms of the Existing Oxford Loan Agreement;

(vii) customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding Contracts relating to any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(viii) customary net worth provisions contained in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(ix) customary net worth provisions set forth in customer Contracts entered into in the ordinary course of business that are not prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);

(x) restrictions on cash or other deposits (including escrowed funds) imposed by Contracts entered into in the ordinary course of business that are not otherwise not prohibited under this Agreement or any other Loan Document;

(xi) restrictions or encumbrances set forth in any Contract in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such Contract was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(xii) restrictions or encumbrances imposed by any Loan Document;

(xiii) customary provisions set forth in joint venture agreements or Contracts governing minority investments that are not prohibited by this Agreement or any other Loan Document, if and only to the extent each such restriction or encumbrance applies only to the joint venture entity or minority investment that is the subject of such agreement or Contract; and

(xiv) restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the Contracts referred to in clauses (i) through (xiii) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such restriction or encumbrance.

6.10. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party or any owner of ten percent (10%) or more of the Equity Interests of any Credit Party or any of its Subsidiaries, except for:

(a) transactions that are in the ordinary course of such Credit Party’s or Subsidiary’s business consistent with past practice, upon fair and reasonable terms that are no less favorable to such Credit Party or Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, in each case as reasonably determined by a Responsible Officer of Borrower in good faith;

(b) any transaction between or among any Credit Party and its Subsidiaries not prohibited by this Agreement or any other Loan Document;

(c) reasonable and customary compensation arrangements (including fees, benefits, severance, change of control payments and incentive arrangements) for members of the Board of Directors of Borrower and its Subsidiaries (or similar governing body) in the ordinary course of business;

(d) reasonable compensation arrangements (including fees, benefits, severance, change of control payments and incentive arrangements) for officers, employees, consultants and agents of Borrower and its Subsidiaries entered into in the ordinary course of business;

(e) Investments permitted under clauses (a), (e), (f), (g), (k), (l), (m), (o), (p) and (q) of the definition of Permitted Investments;

(f) Investments in Borrower comprised of the proceeds of equity financings and the granting of registration and other customary rights in connection therewith, any contribution to the Equity Interests of Borrower or any of its Subsidiaries and unsecured debt financings from Borrower’s shareholders, in each case, if and only to the extent any and all such Indebtedness is Subordinated Debt and does not violate Section 6.5;

(g) transactions pursuant to a Contract in existence at the time any Credit Party or Subsidiary of a Credit Party that is a party to such transaction is acquired pursuant to a Permitted Acquisition or similar Investment permitted by Section 6.8;

(h) any transaction in connection with Contracts existing on the Tranche A Closing Date and set forth on Schedule 4.14 of the Disclosure Letter; and

(i) any distribution permitted by Section 6.8.

6.11. Subordinated Debt (a) Make or permit any payment on any Subordinated Debt, except (i) under the terms of the subordination, intercreditor or other similar Contract to which such Subordinated Debt is subject and (ii) refinancings of any Subordinated Debt with any Indebtedness permitted to be incurred under Section 6.4, or (b) amend any provision in any Contract or document relating to any Subordinated Debt that would increase the principal amount thereof, provide for the payment of interest applicable thereto at any time prior to the date on which all of the Obligations have been paid in full, shorten the final maturity thereof or require any payment thereunder to be made sooner than originally scheduled, increase the interest rate applicable thereto or add or change any other terms thereof, in each case except under the terms of the subordination, intercreditor, or other similar Contract to which such Subordinated Debt is subject, or adversely affect the subordination thereof to Obligations owed to Lender.

6.12. Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would adversely affect its ability to perform any of its agreements or obligations under any of the Loan Documents or would adversely affect any of the rights or remedies available to, or conferred upon, Lender under any Loan Document.

6.13. Fiscal Year. Borrower will cause (a) each of its and its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (b) each of its and its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31. Except to the extent necessary to comply with the foregoing, no Credit Party shall, nor shall it permit any of its Subsidiaries to, change its fiscal year without prior written notice to Lender.

6.14. Compliance. Become an “investment company” under the Investment Company Act of 1940, as amended, or a company controlled by an “investment company” or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Credit Extensions for that purpose; no ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (b) any other ERISA Event, in the case of clauses (a) and (b), that would, in the aggregate, result in liabilities which reasonably could be expected to result in a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other Requirements of Law, if such failure or violation, individually or together with any other such failures or violations, could reasonably be expected to have a Material Adverse Change; or permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which, individually or together with any other such events, could reasonably be expected to result in a Material Adverse Change.

6.15. Compliance with Anti-Terrorism Laws. Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, knowingly enter into any documents or Contracts with any Person listed on the OFAC Lists. Each Credit Party shall immediately notify Lender in writing if such Credit Party or any of its Subsidiaries has knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

6.16. Current Company IP Agreements and Material Contracts. Except as described on Schedule 4.11 of the Disclosure Letter with respect to the Existing Oxford Loan Agreement, (a) waive, amend, cancel or terminate, or exercise or fail to exercise, or fail to enforce, any material rights under or relating to any of the Current Company IP Agreements or any Material Contract, (b) default under, or take any action or fail to take any action that with the passage of time or the giving of notice or both would constitute a material breach of, or a default or event of default under, any of the Current Company IP Agreements or any Material Contract, (c) fail to diligently monitor the performance of any counterparty to any Current Company IP Agreement or Material Contract and enforce all rights under such Contracts, in each case, which, individually or together with any other such waivers, amendments, cancellations, terminations, agreements, exercises, failures, defaults or actions, could reasonably be expected to result in a Material Adverse Change or (d) enter into any Contract pursuant to which any Consulting Royalties may become due and payable with respect to the Products that have been Commercialized on or prior to the Tranche A Closing Date.

6.17. Minimum Net Sales; Minimum Consolidated EBITDA.

(a) Permit trailing twelve-month Net Sales of Borrower and its Subsidiaries on a consolidated basis, tested at the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2017 through the fiscal quarter ending December 31, 2018 to fall below:

Twelve Months Ending	Minimum Net Sales
December 31, 2017	$46,000,000
March 31, 2018	$46,500,000
June 30, 2018	$47,500,000
September 30, 2018	$48,500,000
December 31, 2018	$50,000,000

(b) Permit both of (i) trailing twelve-month Net Sales of Borrower and its Subsidiaries on a consolidated basis and (ii) realized trailing twelve-month Consolidated EBITDA, in each case, tested at the end of each fiscal quarter commencing with the fiscal quarter ending March 30, 2019, to fall below:

Twelve Months Ending	Minimum Net Sales		Trailing 12-Month
			Consolidated EBITDA
March 31, 2019	$52,000,000	or	($5,000,000)
June 30, 2019	$53,500,000	or	($3,500,000)
September 30, 2019	$54,500,000	or	($2,000,000)
December 31, 2019	$56,000,000	or	$0.00
March 31, 2020	$57,500,000	or	$1,000,000
June 30, 2020	$58,500,000	or	$2,000,000
thereafter, as applicable	$60,000,000	or	$3,000,000

For the avoidance of doubt, for any twelve-month period, if Borrower complies with either the applicable trailing twelve-month Net Sales amount or the applicable trailing twelve-month Consolidated EBITDA amount set forth above, Borrower shall be deemed to have complied with this Section 6.17(b).

(c) Notwithstanding anything to the contrary contained in Section 7 and subject to the ultimate sentence of this Section 6.17(c), in the event that Borrower fails to comply with the covenants contained in Section 6.17(a) or (b) in respect of any applicable fiscal quarter (such covenants for such applicable periods being the “Specified Financial Covenants”) following the test for compliance therewith on the relevant date of determination, Borrower shall notify Lender in writing of such Event of Default pursuant to Section 5.2(g) and shall have the right within sixty (60) days after the end of such applicable fiscal quarter to issue additional shares of

Equity Interests in exchange for cash (the “Cure Right”), in an amount equal to the product of (i) three (3) multiplied by (ii) an amount equal to the minimum trailing twelve-month Net Sales of Borrower and its Subsidiaries on a consolidated basis required by the applicable Specified Financial Covenant less the actual trailing twelve-month Net Sales of Borrower and its Subsidiaries on a consolidated basis (the “Cure Amount”). The cash proceeds from the exercise of the Cure Right shall immediately be contributed as equity to Borrower, and promptly upon the receipt thereof by Borrower, Borrower shall prepay, in whole or in part, the Term Loans advanced by Lender under this Agreement; provided that (A) Borrower provides written notice to Lender of its intention to exercise the Cure Right (the “Cure Notice”) (which may be combined with the aforementioned notice of Default and which such exercise Lender acknowledges will be conditional upon Borrower’s successful issuance of Equity Interests for cash) to prepay the Term Loans promptly upon receipt of the cash proceeds from the exercise of the Cure Right in an amount equal to the Cure Amount and (B) such prepayment shall be (1) in the event of a prepayment in part and not in whole, inclusive of any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and any other amounts payable or accrued and not yet paid under Section 2.4 and (2) in the event of a prepayment in whole and not in part accompanied by any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and any other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. Upon delivery by Borrower to Lender of the Cure Notice and until the sixtieth (60th) day after the end of such applicable fiscal quarter, so long as no other Event of Default has occurred and is continuing during such period, Lender shall not exercise the right to accelerate the time on which the Obligations are due and payable or stop advancing money or extending credit for Borrower’s benefit or exercise any right to foreclose on or take possession of the Collateral under Section 8.1, in each case, solely with respect to such Event of Default having occurred under the Specified Financial Covenants; provided, however, that, if Borrower fails to remit the Cure Amount to Lender on or prior to the sixtieth (60th) day after the end of such applicable fiscal quarter, such Event of Default under the Specified Financial Covenants shall be deemed to have occurred as of such relevant date of determination with the same effect as though there had been no cure right with respect thereto, and Lender shall have the right to exercise any and all of its rights and remedies under Section 8.1 or otherwise in respect thereof in its sole and absolute discretion. Upon receipt by Lender of the Cure Amount within such 60-day period, Borrower shall be deemed to have satisfied the requirements of the applicable Specified Financial Covenant for the applicable fiscal quarter as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default under the Specified Financial Covenants that had occurred shall be deemed cured without any further action of Borrower or Lender for all purposes under the Loan Documents. Notwithstanding the foregoing, Borrower shall have no further right to exercise the Cure Right after it has exercised the Cure Right in respect of any two (2) fiscal quarters.

7. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1. Payment Default. Any Credit Party fails to (a) make any payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment thereof (whether voluntary or mandatory) or by acceleration thereof or otherwise, (b) make any payment of interest or premium pursuant to Section 2.2, including any applicable Makewhole Amount or Prepayment Premium when and as the same shall become due and payable or (c) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which such three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any other Obligations pursuant to the foregoing clause (c) prior to the end of such three (3) Business Day period shall not constitute an Event of Default.

7.2. Covenant Default.

(a) The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.4, 5.6, 5.10 or 5.15; (ii) fail or neglect to perform any obligation in Section 5.12, and as to any default under Section 5.12, have failed to cure such default within thirty (30) days of the first Business Day on which Borrower and its Subsidiaries fail to have consolidated Liquidity of at least Five Million Dollars ($5,000,000.00); or (iii) violate any covenant in Section 6; or

(b) The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document and, as to any default (other than those specified elsewhere in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within thirty (30) days after the occurrence thereof (but no Credit Extensions shall be made during such thirty (30) day cure period). Cure periods provided under this Section 7.2(b) shall not apply to any of the covenants referenced in clause (a) above.

7.3. Material Adverse Change A Material Adverse Change occurs.

7.4. Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party in excess of $25,000 on deposit or otherwise maintained with Lender or any of Lender’s Affiliates or (ii) a notice of lien or levy is filed against any assets of any Credit Party or any entity under the control of any Credit Party by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any such twenty (20) day period; or

(b) (i) Any material portion of any Credit Party’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Credit Party from conducting any material part of its business.

7.5. Insolvency.

(a) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party or any of its Subsidiaries, or of a substantial part of the properties or assets of any Credit Party or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of an examiner, receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Subsidiaries or for a substantial part of the properties or assets of any Credit Party or any of its Subsidiaries; or (iii) the winding-up or liquidation of any Credit Party or any of its Subsidiaries, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(b) Any Credit Party or any of its Subsidiaries shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Subsidiaries or for a substantial part of the properties or assets of any Credit Party or any of its Subsidiaries; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder); or

(c) Borrower otherwise fails to be Solvent, Borrower and its Subsidiaries that are Credit Parties, on a consolidated basis, otherwise fail to be Solvent, or Borrower and its Subsidiaries, on a consolidated basis, otherwise fail to be Solvent.

7.6. Other Agreements. There is, under any Contract to which a Credit Party or any of its Subsidiaries is a party with a third party or parties, (a) any breach thereof or default thereunder resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $ 500,000 individually, or in excess of $1,000,000 when aggregated with all other breaches and defaults by any of the Credit Parties or their respective Subsidiaries under Contracts with a third party or parties or (b) any default or breach by any Credit Party or any of its Subsidiaries, the effect of which, individually or together with any other such defaults or breaches, results in a Material Adverse Change.

7.7. Judgments. One or more judgments, orders, or decrees for the payment of money in an amount in excess of $1,000,000 individually, or in excess of $3,000,000 when aggregated with all other judgments, orders, or decrees for the payment of money (but excluding any judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has been accepted by such insurance carrier), shall be rendered against any Credit Party or any of its Subsidiaries and shall remain unsatisfied, unvacated or unstayed for a period of twenty (20) days after the entry thereof; provided, however, that no Credit Extensions shall be made prior to the satisfaction, vacation or stay of such judgment, order or decree.

7.8. Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.

7.9. Loan Documents; Collateral.

(a) Any material provision of any Loan Document shall for any reason (other than solely due to action or inaction of Lender) cease to be valid and binding on or enforceable against any Credit Party (or any Subsidiary of a Credit Party party thereto) or any Credit Party (or any such Subsidiary) shall so state in writing or bring an action to limit its obligations or liabilities thereunder.

(b) One or more Collateral Documents governing Collateral with an aggregate value, individually with respect to any one such Collateral Document or together with any other Collateral governed by any other such Collateral Documents, in excess of $500,000 (which shall be reasonably determined by a Responsible Officer of Borrower in good faith and based upon reasonable assumptions) shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in the Collateral subject thereto subject only to Permitted Liens, except (i) to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, (ii) for the failure of Lender to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or to file Code financing statements (including continuation statements) or to take such other actions as Lender is required to take in order to perfect and maintain a perfected first priority security interest in the Collateral subject to Permitted Liens and (iii) to the extent that such loss is covered by a lender’s title insurance policy as to which liability has been accepted by the title insurer.

7.10. Subordinated Debt. Any Contract providing for the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Credit Party or any creditor party thereto shall be in breach thereof, in default thereunder or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement and the other Loan Documents.

7.11. Change in Control. A Change in Control occurs.

7.12. ERISA Event. An ERISA Event occurs that, individually or together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or a material liability of Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates or the imposition of a Lien on a material portion of the properties and assets of Borrower and its Subsidiaries, taken as a whole.

8. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1. Rights and Remedies. Subject to Section 6.17(c) solely with respect to a violation of the Specified Financial Covenants, while an Event of Default occurs and continues, Lender may, without notice or demand:

(a) declare all Obligations (including, for the avoidance of doubt, any applicable Makewhole Amount or Prepayment Premium) immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations, including any applicable Makewhole Amount or Prepayment Premium, are automatically and immediately due and payable without any action by Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any applicable Makewhole Amount or Prepayment Premium) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such account;

(d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(e) apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

(f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned by any Credit Party and, to the extent such Credit Party is permitted to do so, with respect to any and all Intellectual Property licensed by a third party to any Credit Party, each Credit Party hereby grants to Lender, as of the Tranche A Closing Date, a non-exclusive, royalty-free license or other right to use, without charge, such Credit Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks (other than any “intent-to-use” Trademarks until the earlier of the filing of a statement of use with respect thereto or the issuance of a registration therefor) and advertising matter, or any similar properties or assets as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 8.1, such Credit Party’s rights under all licenses and all franchise Contracts inure to Lender’s benefit;

(g) place a “hold” on any account maintained with Lender or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar Contracts providing control of any Collateral;

(h) demand and receive possession of Borrower’s Books; and

(i) exercise all rights and remedies available to Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Lender agrees that, in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to the Intellectual Property, the rights of the licensees under the Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no default exists under the Permitted License in a way that would permit the licensor to terminate such Permitted License (commonly termed a non-disturbance).

8.2. Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lender is not under any further obligation to make any Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lender’s obligation to provide any Credit Extensions hereunder terminates.

8.3. [Reserved.]

8.4. Application of Payments and Proceeds upon Default. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion. After any such application, any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

8.5. Lender’s Liability for Collateral. So long as Lender complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any carrier, landlord, warehouseman, bailee, or other Person. In no event shall Lender have any liability for any diminution in the value of the Collateral for any reason. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6. No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7. Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, any applicable Makewhole Amount or Prepayment Premium, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by Lender’s declaration thereof, as provided in Section 8.1(a), and Borrower shall pay any applicable Makewhole Amount or Prepayment Premium as compensation to Lender for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9. NOTICES

All statements, certificates, notices, reports, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Lender or any Credit Party may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or	SI-BONE, Inc.
other Credit Party:	3055 Olin Avenue, Suite 2200
San Jose, CA 95128
Attn: Jeffrey Dunn, President and Chief Executive Officer
Laura Francis, Chief Financial Officer
Telephone: +1 (408) 207-0700
Facsimile: 408.557.8312
Email: JDunn@si-bone.com; lfrancis@si-bone.com

with a copy to (which shall not constitute notice) to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111-5800
Attn: Gian-Michele a Marca
Telephone: +1 (415) 693-2148
Facsimile: +1 (415) 693-2222
Email: gmamarca@cooley.com

If to Lender:	BioPharma Credit Investments IV Sub LP
c/o Walkers Corporate Limited
Cayman Corporate Centre
27 Hospital Road
George Town, Grand Cayman KY1-9008
Cayman Islands
Attention: Pedro Gonzalez de Cosio
Telephone: +1 (212) 883-2296
Facsimile: +1 (917) 210-4048
Email: pg@PharmakonAdvisors.com

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pg@PharmakonAdvisors.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: gsecol@akingump.com

10. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL EACH BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each of the Credit Parties and Lender submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Credit Party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such Credit Party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND LENDER WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH OF THE CREDIT PARTIES AND LENDER (A) CERTIFIES THAT NO OTHER PARTY HERETO (AND NO AFFILIATE OF ANY OTHER PARTY AND NO DIRECTOR, OFFICER, EMPLOYEE, AGENT, TRUSTEE, REPRESENTATIVE, ATTORNEY, ACCOUNTANT, ADVISOR OR CONSULTANT OF ANY OTHER PARTY OR AFFILIATE) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT THE FOREGOING MUTUAL WAIVERS AND CERTIFICATIONS ARE A MATERIAL INDUCEMENT FOR IT AND THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11. GENERAL PROVISIONS

11.1. Successors and Assigns. This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns. No Credit Party may sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder without Lender’s prior written consent. Lender may sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder to any third party (other than any Vulture Fund or Competitor) without Borrower’s consent, including to grant or sell a participation in all or any part of, or any interest in, Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents (any such sale, transfer, assignment, pledge or grant or sale of a participation, a “Lender Transfer”). Lender shall record such

Lender Transfer in the “book entry system” maintained pursuant to Section 2.8. Any attempted sale, transfer, assignment or pledge of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void ab initio and of no effect.

11.2. Indemnification; Costs and Expenses.

(a) Borrower agrees to indemnify and hold harmless each of Lender and its Affiliates (and its or their successors and assigns) and each of its and their respective managers, members, equityholders, partners, controlling Persons, directors, officers, employees, agents or sub-agents, advisors and affiliates (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided that (i) Borrower shall not have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or its Affiliates or controlling Persons or its or their respective directors, officers, managers, partners, members, equityholders, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall not have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any obligation of Lender hereunder, and (iii) Borrower shall not have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party or any of its Subsidiaries, and (iv) Borrower shall not be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably conditioned, withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, Borrower shall indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.

(b) To the extent permitted by Requirements of Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lender and its Affiliates (and its or their successors and assigns), and each manager, member, equityholder, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any Contract contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any action taken by any Credit Party or any of its Subsidiaries under or with respect to any Loan Document, even if required under any Loan Document or at the request of Lender, shall be at the expense of such Credit Party or Subsidiary, and no Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, Borrower agrees to pay or reimburse upon demand (i) Lender (and its successors and assigns) for all reasonable out-of-pocket costs and expenses incurred by it or any of its Affiliates or any of its or their respective directors, officers, employees, agents and sub-agents, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, (ii) Lender (and its successors and assigns) for all reasonable costs and expenses incurred by it or any of its Affiliates or any of its or their respective directors, officers, employees, agents and sub-agents in connection with internal audit reviews and Collateral audits and (iii) Lender (and its successors and assigns) and any of its Affiliates or any of its or their respective directors, officers, employees, agents and sub-agents for all costs and expenses incurred in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Lender Expenses.

11.3. Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4. Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as Lender provides Credit Parties with written notice of such correction and allows Credit Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Lender and Credit Parties.

11.5. Amendments; Waivers; Integration. (a) No amendment or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent by Borrower to any departure herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender. Any waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b) This Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or Contracts. All prior Contracts, understandings, representations, warranties, and negotiations between the parties hereto about the subject matter of this Agreement and the other Loan Documents merge into this Agreement and the other Loan Documents.

11.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7. Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 11.2 to indemnify Lender (including the obligations in Section 11.2(c)) shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.8. Confidentiality. Any information regarding Credit Parties and their Subsidiaries and their businesses provided to Lender by or on behalf of any Credit Party pursuant to this Agreement shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in Lender’s or any of its Affiliate’s possession when disclosed to Lender or any of its Affiliates, or becomes part of the public domain after disclosure to Lender or any of its Affiliates other than as a result of a breach by Lender or any of its Affiliates of the obligations under this Section 11.8; or (ii) disclosed to Lender or any of its Affiliates by a third party if Lender or any of its Affiliates do not know that the third party is prohibited from disclosing the information. Lender shall not disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of Lender’s rights and the performance of Lender’s obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, Lender may disclose Confidential Information: (a) to any of Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions; (c) as required by law, regulation, subpoena, or other order; provided that Lender shall promptly notify the applicable Credit Party in writing, if not prohibited by Requirements of Law, and provide such Credit Party reasonable time to oppose such process; (d) to the extent requested by regulators having jurisdiction over Lender or as required in connection with Lender’s examination or audit pursuant to Section 5.9 hereof; (e) as Lender considers appropriate in its reasonable, good faith discretion in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (e) and (f) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of the immediately preceding paragraph shall survive the termination of this Agreement.

11.9. Attorneys’ Fees, Costs and Expenses. In any action or proceeding between any Credit Party and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10. Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, Lender is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

11.11. Marshalling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Lender, or Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12. Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.

11.13. Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14. Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15. Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16. No Fiduciary Duty. Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Lender, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between Lender, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other, (ii) in connection therewith and with the process leading to such transaction, Lender is acting solely as a principal and not the agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other person, (iii) Lender has not assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether Lender or any of its affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

12. LENDER AGREEMENTS

12.1. Intercreditor Agreement. In connection with the incurrence by Borrower of any Permitted Indebtedness pursuant to clause (e) of the definition of Permitted Indebtedness, Lender hereby agrees that it will enter into a subordination, intercreditor or other similar Contract with the lender in respect of such Permitted Indebtedness and Borrower, which shall provide that the security interests and Liens of such lender in and on Inventory, accounts receivable, cash, supporting obligations and all proceeds of the foregoing to secure the obligations under such loan facility shall be senior in rank, order of priority and enforcement to the security interests and Liens of Lender in any such assets to secure the Obligations at all times until all of the obligations under such facility have been paid, performed or discharged in full and Borrower has no further right to obtain any extensions of credit thereunder, in form and substance reasonably satisfactory to Lender and such lender.

12.2. Non-Disturbance Agreement. Lender hereby agrees that, at the written request of Borrower, Lender will enter into a customary non-disturbance or similar agreement in connection with any Permitted License, in each case in form and substance reasonably satisfactory to Lender and the other party or parties thereto.

13. DEFINITIONS

13.1. Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, treaty, order, policy, rule or regulation include amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document (including any Contract) include any amendments, restatements, supplements or modifications thereto from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) references to specific sections, articles, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition or (b) any Asset Acquisition.

“Additional Consideration” is defined in Section 2.7.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of each Credit Party or any of its Subsidiaries, threatened in writing against any Credit Party or any of its Subsidiaries or any properties or assets of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by Contract or otherwise.

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Laws” means any Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Accounting Standards” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Assessments” is defined in Section 4.20(g).

“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, inbound license or other acquisition of any assets or properties of any other Person (or of any business, division, product line or line of business of any other Person (including rights in respect of any medical device)) other than the purchase, license or other acquisition for administrative expenses and other ordinary course operating expenses; provided that, for the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement for the assets or properties owned by another Person (other than Borrower or any of its Subsidiaries), pursuant to which upfront payments in excess of $5,000,000 are payable. Notwithstanding the foregoing, an Asset Acquisition shall not include any license or grant described in Section 6.1(e).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, federal, state and foreign Tax returns, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the Term Loan), together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party and (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s).

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York or San Jose, California.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) commercial paper issued by any Person in the United States maturing no more than twelve (12) months after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Dollar denominated certificates of deposit maturing no more than twelve (12) months after issue of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, the highest long-term unsecured debt rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above; (e) all foreign equivalents of the securities and investments described in clauses (a) through (d) above; and (f) investments permitted by Borrower’s investment policy effective March 1, 2016 and previously made available to Lender. Notwithstanding the foregoing, “Cash Equivalents” do not include, and the Credit Parties and their Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction or otherwise holding or engaging in any ownership interest in, any type of debt instrument, including any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction and more commonly referred to as an auction rate security.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the IRC.

“CFC Holding Company” means a Domestic Subsidiary that is a United States person as defined in Section 7701(a)(3) of the IRC, the sole material assets of which are Equity Interests in one or more CFCs and any Domestic Subsidiaries described in this definition.

“Change in Control” means: (a) a transaction or series of related transactions (including any merger or consolidation) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction; and (b) a transaction or series of related transactions involving the sale, assignment, transfer or other conveyance of all or substantially all of the assets of Borrower and its Subsidiaries on a consolidated basis; provided, however, that an underwritten initial public offering of the equity interests of Borrower that results in a listing of Borrower’s equity interests on a public securities exchange shall not be deemed a Change of Control event.

“Change in Control Notice” is defined in Section 2.2(c)(ii).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules or directives thereunder or issued in connection therewith and (y) all requests, rules or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. Notwithstanding the foregoing, a “Change in Law” shall not include any amendment made to FATCA after the Tranche A Closing Date.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other properties or assets of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other landlord consents, bailee waivers, instruments, documents and Contracts delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to Lender or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commercialization” means, with respect to any Product, any activities undertaken with respect to commercialization of such Product, including (a) advertising, promoting, marketing, offering, selling, importing, exporting, transporting, and distributing such Product, (b) strategic marketing or sales force detailing, educating, and liaising with the medical community, (c) obtaining necessary licenses and authorization from applicable Governmental Authorities, (d) interacting with the FDA and other Governmental Authorities regarding any of the foregoing, and (e) producing, Manufacturing and supplying such Product. “Commercialize” and “Commercialized” shall have comparable meanings.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company IP” means any and all of the following, as they exist throughout the world: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the Current Company IP, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to Product; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to the Products.

“Competitor” means a medical device company participating in the development, manufacture and commercialization of surgical devices for the treatment of patients with lower back symptoms.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” is defined in Section 11.8.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to Consolidated Net Income for such period, plus each of the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) Consolidated Net Interest Expense for such period; (ii) the sum of federal, state, local and foreign income Taxes accrued or paid in cash during such period; (iii) the amount of depreciation expense deducted in determining Consolidated Net Income for such period; (iv) the amount of amortization expense deducted in determining Consolidated Net Income for such period; (v) any non-cash stock compensation expense recorded pursuant to FASB 123R for such period; (vi) to the extent actually paid during such period, fees and expenses related to the consummation of the transactions contemplated to be closed on the Tranche A Closing Date; (vii) transaction costs related to Permitted Acquisitions, Permitted Investments or any offering by Borrower of its Equity Interests during such period; and (viii) litigation costs.

“Consolidated Net Income ” means, with respect to Borrower and its Subsidiaries on a consolidated basis for any period, the net income (loss) of Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with Applicable Accounting Standards, but excluding from the determination of Consolidated Net Income (without duplication): (a) any non-cash extraordinary or non-recurring gains or losses or non-cash gains or losses from Transfers for such period; (b) any restructuring charges; (c) effects of discontinued operations in such period; (d) any Tax refunds, net operating losses or other net Tax benefits received during such period on account of any prior period; and (e) the net income (or loss) of any Person accrued prior to the date (x) it becomes a Subsidiary of Borrower or (y) all or substantially all of the properties or assets of such Person are acquired by a Subsidiary of Borrower, in each case, determined on a consolidated basis and in accordance with Applicable Accounting Standards.

“Consolidated Net Interest Expense” means, with respect to Borrower and its Subsidiaries on a consolidated basis for any period, total interest expense (including mark-to- market interest expense with respect to any warrants to purchase Equity Interests of Borrower), premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Indebtedness (including Permitted Hedging Agreements) of Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with Applicable Accounting Standards (including interest expense paid to Affiliates of Borrower), less interest income of Borrower and its Subsidiaries for such period, determined on a consolidated basis and in accordance with Applicable Accounting Standards.

“Consulting Royalties” means, with respect to any health care professional or other Person who is a counterparty to a health care professional consulting agreement or similar Contract with Borrower or any of its Subsidiaries, royalty payments due to, or obligations to make royalty payments to or enter into Contracts to pay royalties to, such Person arising out of consulting services provided to Borrower or any of its Subsidiaries relating to product development; provided that in no event shall Consulting Royalties under any such agreement or Contract exceed more than eight percent (8%) of sales of the product identified in such agreement or Contract.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation to pay contingent or deferred consideration or other payments to a counterparty in connection with an Acquisition or a sale or other disposition or under any co-promotion or co-marketing arrangement, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to such Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations; provided that “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith, but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Contract” means any agreement, lease, deed, sublease, other occupancy agreement, contract, note, mortgage, license, instrument, note, indenture, commitment, undertaking, joint venture or any other agreement, understanding, commitment or legally binding obligation or arrangement, whether written or oral.

“Control Agreement” means any control Contract entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party and (a) if Borrower incurs any Permitted Indebtedness pursuant to clause (e) of the definition of Permitted Indebtedness, the lender in respect of such Permitted Indebtedness, so long as such lender shall have agreed to hold control over such Deposit Account, Securities Account or Commodity Account for the benefit of Lender or (b) in all other cases, Lender, pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account or Commodity Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” means any Term Loan or any other extension of credit by Lender for Borrower’s benefit.

“Credit Party” means each of Borrower and any Guarantor.

“Cure Amount” is defined in Section 6.17(c).

“Cure Right” is defined in Section 6.17(c).

“Current Company IP” means any and all Intellectual Property pending, registered or issued, which is owned by or exclusively licensed to any of the Credit Parties or any of their Subsidiaries or that any of the Credit Parties or any of their Subsidiaries has the right to acquire or license.

“Current Company IP Agreement” means any Contract, pursuant to which any Credit Party or any of its Subsidiaries has the legal right to exploit Current Company IP that is owned by another Person for the Manufacture, use, Commercialization or supply of any Product.

“Customer Data” is defined in Section 4.5(w).

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by Borrower to Lender, as updated on the Tranche A Closing Date (if required), on the Tranche B Closing Date (if applicable) and from time to time pursuant to the terms of this Agreement.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(i) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(ii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(iii) is or may be redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates (other than, at the option of such Person, solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Term Loan Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset sale,” “fundamental change” or “change of control” occurring prior to the date that is 91 days after the Term Loan Maturity Date shall not constitute Disqualified Equity Interest if the “asset sale,” “fundamental change” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than Section 6.1 and the provisions relating to a Change in Control contained herein; provided, further, however, that, if such Equity Interests are issued to any plan for the benefit of directors, managers, employees or consultants of Borrower or its Subsidiaries or by any such plan to such directors, managers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interest solely because they may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is incorporated or organized under the laws of the United States.

“Effective Date” is defined in the preamble hereof.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Cure Right” is defined in Section 6.17(c).

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (including through convertible securities), and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the IRC (or Section 430(j) of the IRC, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the IRC and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Event of Loss” means, with respect to any properties or assets, any of the following: (a) any loss, destruction or damage of such properties or assets; (b) any transfer in lieu of any pending or threatened (in writing) institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such properties or assets, or confiscation of such properties or assets or the requisition of the use of such properties or assets.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” is defined in Section 5.6.

“ Excluded Equity Interests” means, collectively, (i) any Equity Interests of any Domestic Subsidiary indirectly owned by a Credit Party through a Foreign Subsidiary; (ii) any voting stock in excess of 65% of the issued and outstanding voting stock of any Foreign Subsidiary directly owned by any Credit Party or any Domestic Subsidiary directly owned by any Credit Party that is a CFC Holding Company which, pursuant to Section 5.14, is not required to be pledged to secure the Obligations; (iii) any Equity Interests of any other Domestic Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the cost of granting Lender a security interest, in and Lien upon, and pledging to Lender, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to Lender thereby; (iv) any Equity Interests of any other Domestic Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirement of Law; (v) any Equity Interests of any other Domestic Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; and (vi) any Equity Interests of any other Domestic Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents of the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirement of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect and Borrower has not obtained the consent, approval or waiver of such third party following Borrower’s commercially reasonable efforts to obtain the same.

“Excluded License” means an exclusive license or sublicense of any Intellectual Property covering any Product that is tantamount to a sale of substantially all rights to such Intellectual Property in a particular geography or field of use because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the applicable geography or field of use for consideration that is not based upon future development or Commercialization of any Product (other than pursuant to so-called earn-out payments) or services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar payments in consideration of such rights, with no anticipated subsequent payments or de minimis payments to Borrower or any of its Subsidiaries (other than pursuant to so-called earn-out payments or transition services).

“Excluded Subsidiaries” means, collectively, (i) any Domestic Subsidiary owned indirectly by any Credit Party through a Foreign Subsidiary; (ii) any Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (iii) any other Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by Borrower or such Subsidiary following Borrower’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iv) any other Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such non-Wholly-Owned Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by the Operating Documents of such non-Wholly-Owned Subsidiary, but only, in each case, to the extent, and for so long as such Operating Documents are in effect; (v) any other Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and Lender reasonably determine by mutual agreement that the grant to Lender of a security interest in and Lien upon, and the pledge to Lender of, such non-Wholly-Owned Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the joint venture agreement or shareholder agreement with respect to, or any other Contract with such third party relating to, such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such joint venture agreement, shareholder agreement or other Contract is in effect, and Borrower has not obtained the consent, approval or waiver of such third party following Borrower’s commercially reasonable efforts to obtain the same; and (vi) any other Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the cost of granting Lender a security interest in and Lien upon, and pledging to Lender, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary, to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to Lender thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are otherwise Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) such Lender acquires an interest in any Obligation or (ii) such Lender changes its lending office (other than pursuant to a request from Borrower), except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.6(c), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Oxford Loan Agreement” means, collectively, that certain Loan and Security Agreement, dated as of October 20, 2015, among Oxford Finance LLC, a Delaware limited liability company, as collateral agent, the lenders party thereto from time to time and Borrower, as may be amended, restated, supplemented or otherwise modified, together with each other Loan Document (as such term is defined in the Existing Oxford Loan Agreement).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by any Credit Party or any of its Subsidiaries or any of its or their respective predecessors or Affiliates; provided, however, that solely with respect to any leased office space, “Facility” shall include only those premises which are actually leased by such applicable Credit Party or Subsidiary.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions),or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(i) of the IRC and any law implementing an intergovernmental agreement that is included in this definition.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration (and any foreign equivalent).

“FDA Good Manufacturing Practices” means the current good manufacturing practices requirements as set forth in the quality system regulation 21 C.F.R. Part 820 and the Canadian equivalent set forth in ISO 13485.

“FDA Laws” means all applicable statutes, rules, regulations, standards, policies and orders administered or issued by FDA (and any foreign equivalent), including the FDA’s Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities Final Policy.

“FDA Registration and Listing Requirements” means the registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Part 807 and all similar Requirements of Law (and any foreign equivalent).

“FDCA” is defined in Section 4.20(b).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Foreign Subsidiary” means, with respect to any Credit Party, any Subsidiary of such Credit Party that is not a Domestic Subsidiary.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization, in each case, whether domestic or foreign.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs (and any foreign equivalent).

“Guarantor” means any Domestic Subsidiary that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened (in writing) activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened (in writing) Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) any and all federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) federal and state laws and regulations governing the confidentiality of patient information, including HIPAA; (c) accreditation standards and requirements of all applicable state laws or regulatory bodies; (d) any and all federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (e) any and all Requirements of Law relating to the billing or submission of claims to Government Payor Programs or other third party payors; (f) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (g) California Health & Safety Code §§ 119400 – 119402; (h) all other applicable health care laws, rules, codes, statutes, regulations, orders, ordinances, policies, administrative guidance and requirements pertaining to Medicare or Medicaid, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (i) any

and all federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud; and (j) any and all foreign health care laws, rules, codes, regulations, orders, ordinances, statutes and requirements which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries in any manner.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other Contract or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements, Contracts or arrangements), and any confirmation executed in connection with any such agreement, Contract or arrangement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, any and all rules or regulations promulgated from time to time thereunder, and any comparable U.S. state laws.

“HIPAA Compliance Plan” is defined in Section 4.20(g).

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business that are not more than one hundred twenty (120) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business that are not more than one hundred twenty (120) days past due or subject to a bona fide dispute (including any obligations in respect of deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors, officers, consultants or managers of any acquired Person and its Subsidiaries in connection with any Permitted Acquisition), (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business), including any obligation or liability to pay deferred or contingent purchase price or other consideration for such property, services or rights; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product provided to such Person; (h) all Disqualified Equity Interests (excluding any accrued dividends); (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder (including the reasonable and documented fees and disbursements of counsel for Indemnified Persons (it being agreed that such legal counsel fees and expenses shall be limited to one primary counsel and one Intellectual Property counsel (if and to the extent applicable) for the Indemnified Persons, except in the case of actual or potential conflicts of interest between or among the Indemnified Persons)), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other

Loan Documents or the transactions contemplated hereby or thereby (including Lender’s agreement to make the Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a) Copyrights, Trademarks, and Patents;

(b) trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, operating manuals;

(c) Software (as such term is defined in the Security Agreement);

(d) Internet Domain Names (as such term is defined in the Security Agreement);

(e) design rights;

(f) IP Ancillary Rights; and

(g) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (i) any beneficial ownership interest in any Person (including Equity Interests), (ii) any Acquisition or (iii) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.

“IP Agreements” means those certain Intellectual Property Security Agreements entered into by and between Borrower and Lender, each dated as of the Tranche A Closing Date, as such may be amended, restated, supplemented or otherwise modified from time to time.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IRC” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Knowledge” or to the “Knowledge” of any Credit Party or any Subsidiaries of any Credit Party means the actual knowledge, after reasonable investigation, of each of the Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Chief Technology Officer, Chief Medical Officer, Chief Compliance Office, President, Vice-President and General Counsel of each Credit Party and each of its Subsidiaries.

“Lender” is defined in the preamble hereof and shall include any successors or assigns.

“Lender Expenses” means all reasonable and documented costs, fees and expenses of Lender incurred in connection with preparing, amending, supplementing, modifying, negotiating, executing and delivering, administering, defending or enforcing, or otherwise preserving its rights and entitlements under, the Loan Documents (including those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including in all cases the reasonable and documented fees and expenses of legal counsel and any filing or recording fees and expenses (it being agreed that such legal counsel fees and expenses shall be limited to one primary counsel and one Intellectual Property counsel for Lender.

“Lender Transfer” is defined in Section 11.1.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any properties or assets.

“Liquidity” means, on any date of determination, the sum of the Credit Parties’ unrestricted cash and Cash Equivalents plus any unused availability under any revolving line of credit (not prohibited under the terms of this Agreement or any other Loan Document) on such date.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Note, the Security Agreement, the IP Agreements, each Compliance Certificate, the Perfection Certificate, any Control Agreement, any other Collateral Document, any guaranties executed by a Credit Party and any other present or future Contract between a Credit Party and Lender in connection with this Agreement, as such may be amended, restated, supplemented or otherwise modified from time to time (including, for the avoidance of doubt, any annexes, exhibits or schedules thereto).

“Makewhole Amount” means, on any date of determination occurring prior to the 30-month anniversary of the Tranche A Closing Date, an amount equal to the sum of all interest accruing from such date through the 30-month anniversary of the Tranche A Closing Date.

“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

“Manufacturing” means, with respect to any Product, any or all of the manufacturing services for the manufacture of such Product, including testing and releasing test material, compounds, raw materials or substances and packaging materials required or used in connection therewith, manufacturing, packaging, labeling, storing, inspecting, release testing and stability storage and testing of such Product. “Manufacture” and “Manufactured” shall have comparable meanings.

“Manufacturing Agreements” is defined in Section 4.22(c).

“Margin Stock” is defined in Section 4.13.

“Material Adverse Change” means any material adverse change in or material adverse effect on: (i) the business, condition (financial or otherwise), assets (including all or a material portion of the Collateral), liabilities (actual or contingent), operations, management, performance or properties of the Credit Parties, taken as a whole, since December 31, 2016; (ii) without limiting the generality of clause (i) above, any rights in or related to any material Product, individually, or the Products, taken as a whole, or the Commercialization, research or clinical development of any material Product, individually, or the Products, taken as a whole; (iii) the ability of Borrower, individually, or the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document to which it is party or they are parties (including as a result of Borrower failing to remain Solvent, Borrower and its Subsidiaries that are Credit Parties, on a consolidated basis, failing to remain Solvent, or Borrower and its Subsidiaries, on a consolidated basis, failing to remain Solvent); or (iv) the binding nature or validity of, or the ability of Lender to enforce, this Agreement or any other Loan Document or any of its rights or remedies hereunder or thereunder. Notwithstanding anything to the contrary herein, an adverse reimbursement decision by an insurance company in respect of a Product shall not be a “Material Adverse Change.”

“Material Contract” means any Contract to which a Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets is bound (as such may be amended, restated, supplemented or otherwise modified from time to time), for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to result in a Material Adverse Change, but excluding, in any case, any customer contracts. For the avoidance of doubt, “Material Contract” includes any Manufacturing Agreement.

“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, orders or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, orders and administrative, reimbursement, and requirements of all Government Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, orders and administrative, reimbursement and requirements of all governmental authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Money Laundering Laws” is defined in Section 4.18(b).

“Mortgage ” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries could incur material liability.

“Net Sales” means, with respect to any period and solely with respect to sales of Products, the line item “product sales” (which includes a reduction for product sales allowances) of Borrower and its Subsidiaries for the prior twelve (12) months, determined consistent with past practice on a consolidated basis in accordance with Applicable Accounting Standards.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Make whole Amount, the Prepayment Premium, and other fees, expenses, indemnities and amounts any Credit Party owes Lender now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is defined in Section 4.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar Contract), and (c) if such Person is a partnership, its partnership agreement (or similar Contract), in each case, with all current amendments, restatements, supplements or modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, sales, transfer, excise, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patent Licenses” means (a) any Contract providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.

“Patents” means all patents, patent applications including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued based upon any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent.

“Patriot Act” is defined in Section 3.1(k).

“Payment/Advance Form” means that certain form attached hereto as Exhibit A.

“Payment Date” means the last day of each calendar quarter.

“Perfection Certificate” is defined in Section 4.5.

“Permitted Acquisition” means any Acquisition, so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b) the assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same or a related line of business as that then-conducted by Borrower or its Subsidiaries or (ii) a line of business that is ancillary to and in furtherance of a line of business as that then-conducted by Borrower or its Subsidiaries;

(c) in the case of an Asset Acquisition, the subject assets are being acquired or licensed by Borrower or a Subsidiary of Borrower, and the applicable Person shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other Contracts or documentation required pursuant to Sections 5.14 and 5.15 in order to include the newly acquired or licensed assets within the Collateral;

(d) in the case of a Stock Acquisition, (i) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party and (ii) the relevant Credit Party shall have complied with its obligations under Section 5.14 within the time periods specified therein;

(e) any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively;

(f) such Acquisition shall be consensual and shall have been approved by the Board of Directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Borrower or any of its Subsidiaries;

(g) Borrower shall have delivered to Lender (i) to the extent prepared, projections for the Person whose Equity Interests or assets or properties are proposed to be acquired or, in the case of an applicable co-promotion or co-marketing arrangement, for the product that is the subject of such arrangement, (ii) for any Acquisition for consideration in excess of $5,000,000, updated pro forma projections for Borrower and its Subsidiaries evidencing compliance on a pro forma basis with Section 5.12 and Section 6.17 for the twelve (12) calendar months following the date of such Acquisition (on a quarter-by-quarter basis) and (iii) for any Acquisition, a Perfection Certificate, updated solely with respect to such Acquisition if the kind or nature of the Equity Interests, assets or properties which are the subject of such Acquisition is such as would require Lender to take any steps to establish, maintain, protect or enforce a first priority security interest therein and Lien thereon securing the Obligations; and

(h) at least five (5) Business Days prior to the proposed date of consummation of such Acquisition, Borrower shall have delivered to Lender a certificate of a Responsible Officer of Borrower certifying that (i) such Acquisition complies with this definition of “Permitted Acquisition” (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance) and (ii) such Acquisition could not reasonably be expected to result in a Material Adverse Change.

“Permitted Hedging Agreement” means any currency agreement or other Contract or arrangement designed solely to protect a Person against fluctuations in currency exchange rates, and any confirmation executed in connection with any such agreement, Contract, or arrangement, in each case, entered into by Borrower or any of its Subsidiaries solely to hedge or mitigate the risks of foreign exchange rate fluctuations and not for any speculative or other purposes; provided that such agreement, Contract or arrangement complies in all respects with the hedging policies or guidelines as are approved by the Board of Directors and as are approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned).

“Permitted Indebtedness” means:

(a) Credit Parties’ Indebtedness to Lender under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Tranche A Closing Date and shown on Schedule 13.1 of the Disclosure Letter;

(c) Indebtedness consisting of Contingent Obligations set forth in clause (a) of the definition of “Contingent Obligation” (i) of a Credit Party of Permitted Indebtedness of another Credit Party, (ii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness of another Subsidiary of Borrower which is not a Credit Party, (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness of a Credit Party and (iv) of a Credit Party of Permitted Indebtedness and non-debt obligations of a Subsidiary of Borrower which is not a Credit Party in an amount not to exceed $500,000 in any fiscal year;

(d) Indebtedness consisting of Contingent Obligations (i) set forth in clause (b) of the definition of “Contingent Obligation” and (ii) set forth in clause (c) of the definition of “Contingent Obligation” in connection with any Permitted Acquisition;

(e) Indebtedness of Borrower in the form of a revolving loan facility with a maximum aggregate credit line of no more than $10,000,000 at any and all times; provided, however, that Consolidated EBITDA for each of the two (2) consecutive fiscal quarters immediately prior to the initial incurrence of any Indebtedness was no less than $0.00 (excluding extraordinary or non-recurring items); provided, further, that Consolidated EBITDA for each of the two (2) consecutive fiscal quarters immediately prior to any subsequent draw down of any Indebtedness was no less than $0.00 (excluding extraordinary or non-recurring items); provided, further, that the proceeds of such Indebtedness shall not be used to fund, in whole or in part, any Acquisition; provided, further, that such Indebtedness is secured on a first-priority basis by Liens on Inventory, accounts receivable, cash, supporting obligations and all proceeds of the foregoing to secure the obligations under such facility shall be senior in rank, order of priority and enforcement to the security interests and Liens of Lender in any such assets to secure the Obligations at all times until all of the obligations under such facility have been paid, performed or discharged in full and Borrower has no further right to obtain any extension of credit thereunder, pursuant to a subordination, intercreditor or other similar Contract among Lender, Borrower and the lender under such facility, in form and substance reasonably satisfactory to Lender and the lender under such facility;

(f) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) of Borrower after the Tranche A Closing Date, or Indebtedness of any Person that is assumed after the Tranche A Closing Date by any Subsidiary in connection with an acquisition of assets by such Subsidiary, in either case, in a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or such merger or consolidation) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired or such Indebtedness arises as a result of an earn-out or similar arrangement, (ii) either: (A) no Subsidiary of Borrower (other than a Subsidiary without significant assets formed in order to effect such acquisition, including by way of a merger) or Borrower shall guarantee or otherwise become liable for the payment of such Indebtedness or (B) if any other Subsidiary of Borrower becomes liable for or guarantees such Indebtedness, its liability or guarantee with respect to such Indebtedness shall at all times be subordinated to its obligations hereunder, if any, pursuant to a subordination, intercreditor or other similar Contract in form and substance reasonably satisfactory to Lender and (iii) the creation, incurrence, assumption or guarantee of, or the liability with respect to, such Indebtedness would not otherwise result in a Default or Event of Default;

(g) secured and unsecured business credit card Indebtedness in an outstanding principal amount not to exceed at any time $1,000,000 in the aggregate;

(h) unsecured intercompany Indebtedness permitted under clauses (m), (o) and (t) under the definition of “Permitted Investments”;

(i) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;

(j) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business;

(k) Indebtedness in respect of netting services or overdraft protection in connection with deposit or securities accounts in the ordinary course of business;

(l) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(m) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, consisting of capital lease obligations or secured by Liens permitted by clause (d) of the definition of “Permitted Liens”;

(n) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(o) Permitted Hedging Agreements;

(p) purchase price adjustments, indemnity payments and earn-out obligations in connection with any Permitted Acquisition;

(q) obligations in respect of Consulting Royalties;

(r) Indebtedness of Subsidiaries owed to Credit Parties and their Subsidiaries in connection with the sale of Inventory in the ordinary course of business;

(s) other Indebtedness in an aggregate amount not to exceed $500,000; and

(t) subject to the proviso immediately below, extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (a) through (s) above; provided that the principal amount thereof is not increased other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with the same and the terms thereof are not modified to shorten the maturity thereof.

Notwithstanding the foregoing, “Permitted Indebtedness” shall not include any (x) Indebtedness incurred by Borrower or any of its Subsidiaries upon the conversion or exchange of any Disqualified Equity Interests which are not issued and outstanding as of the Effective Date and shown on Schedule 13.2 of the Disclosure Letter and (y) Hedging Agreements other than Permitted Hedging Agreements.

“Permitted Investments” means:

(a) Investments (including Investments in Subsidiaries) existing on the Tranche A Closing Date and shown on Schedule 13.1 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;

(b) Investments (i) consisting of cash and Cash Equivalents and (ii) permitted by the proposed amendment to the investment policy provided to Lender and expected to be adopted immediately after Borrower becomes a Public Reporting Company; provided, however, that, for purposes of measuring compliance with any provision of Section 5.12 or Section 6, “Cash Equivalents” shall only include Investments permitted by Borrower’s investment policy effective March 1, 2016 and previously made available to Lender;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d) subject to Section 5.6, Investments consisting of deposit accounts or securities accounts;

(e) Investments by Borrower or any of its Subsidiaries pursuant to a Permitted License;

(f) Investments in connection with Permitted Transfers;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or Contracts approved by Borrower’s Board of Directors, so long as the aggregate amount of all such loans does not exceed $500,000 in the aggregate;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (i) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(j) joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; provided that any cash investments by Borrower and its Subsidiaries do not exceed $500,000 in the aggregate in any fiscal year;

(k) any Permitted Acquisitions and Investments required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition);

(l) Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (v) hereof; provided that such merger or acquisition transaction is otherwise a Permitted Investment;

(m) Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Tranche A Closing Date, or (ii) are assumed after the Tranche A Closing Date by any Subsidiary of Borrower in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided that, in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) such Investment would not otherwise result in a Default or Event of Default;

(n) Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business;

(o) Investments by (i) any Credit Party in or to any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party in or to another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in or to any Credit Party and (iv) any Credit Party or any Subsidiary of a Credit Party to any Subsidiary of a Credit Party which is not a Credit Party in an amount not to exceed $2,000,000 per fiscal year;

(p) Investments arising out of Transfers of Inventory by Borrower to Subsidiaries that are not Credit Parties pursuant to transfer pricing arrangements in the ordinary course of business (and any related intercompany balances and any capitalization of such balances);

(q) Investments arising out of the receipt of non-cash consideration for any Permitted Transfer;

(r) Permitted Hedging Agreements;

(s) without limiting the generality of clause (k) above, Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not prohibited hereunder;

(t) Investments consisting of Acquisitions from third parties of Inventory, Equipment, office supplies, software and other similar assets in the ordinary course of business; and

(u) other Investments not otherwise permitted under Section 6.8 in an aggregate amount (valued at the time of the making thereof) not to exceed $500,000 at any time;

provided, however, that none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding the foregoing, “Permitted Investments” shall not include any Hedging Agreements other than Permitted Hedging Agreements.

“Permitted Licenses” means: (a) a non-exclusive or an exclusive as to geography other than the United States license of (or covenant not to sue with respect to) Intellectual Property or grant of development, manufacture, distribution, co-promotion or similar commercial rights to third parties; (b) subject to prior satisfaction of the requirements set forth in the following sentence, a non-exclusive or an exclusive as to geography within the United States license of Intellectual Property or grant of development, manufacture, distribution, co-promotion or similar commercial rights to third parties; (c) non-exclusive licensing of (or granting of a covenant not to sue with respect to) technology or Intellectual Property, granting of development, manufacture, distribution, co-promotion or similar commercial rights, the development of technology or the providing of technical support; (d) a non-exclusive or an exclusive grant of manufacturing and distribution licenses to third parties in the ordinary course of business; and (e) intercompany licenses or other similar arrangements among the Credit Parties and their Subsidiaries; provided, however, that the licenses or similar arrangements described in this clause (e) by any Credit Party to any Subsidiary that is not a Credit Party shall not permit any non-exclusive or exclusive as to geography within the United States license of (or covenant not to sue with respect to) Intellectual Property (including any out-licenses) or grant of development, manufacture, distribution, co-promotion or similar commercial rights (including the right to Commercialize Products) and shall only permit an exclusive as to geography other than the United States license of Intellectual Property if such Credit Party retains all rights to such Intellectual Property other than those rights that are the subject of such license. Notwithstanding the foregoing, any license or other arrangement described in clause (b) above shall not constitute a Permitted License hereunder unless and until (i) Borrower shall have given written notice of such proposed license or other arrangement to Lender, which notice shall (A) identify the parties to such proposed license or other arrangement, (B) include a description of the material terms and conditions of such proposed license or other arrangement and (C) include copies of any and all Contracts relating to such proposed license or other arrangement, (ii) Lender shall have given its written consent to such proposed license or other arrangement; provided that, in the event Lender does not deliver in writing its rejection of such proposed license or other arrangement within ten (10) Business Days after the effective date of delivery of the notice from Borrower contemplated in sub-clause (i) above, then Lender shall be deemed to have waived its right to reject such proposed license or other arrangement, and Borrower or its Subsidiary that is a party to such proposed license or other arrangement shall be permitted to enter into such proposed license or other arrangement, unless any of the terms or conditions thereof have changed in any material respect from the terms set forth in the materials provided to Lender pursuant to sub-clause (i) above, in which event Lender’s right to consent to such proposed license or other arrangement shall be deemed to be revived and such proposed license or other arrangement shall not constitute a Permitted License unless and until Borrower delivers a new notice to Lender in accordance with sub-clause (i) above and the requirements of sub-clause (ii) above has been satisfied as to such proposed license or other arrangement (as so amended or modified). Notwithstanding the foregoing, “Permitted Licenses” shall not include any Excluded Licenses entered into after the Tranche A Closing Date unless first consented to in writing by Lender.

“Permitted Liens” means:

(a) Liens existing on the Tranche A Closing Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens existing on the Tranche A Closing Date and shown on Schedule 13.1 of the Disclosure Letter;

(c) Liens for Taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which such Credit Party maintains adequate reserves on its Books; provided that no notice of any such Lien has been filed or recorded;

(d) (i) Liens on any property acquired or held by any Credit Party or any Subsidiary of any Credit Party incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring, repairing, improving or constructing such property and (ii) Liens securing capital lease obligations, in each case, permitted under clause (m) of the definition of “Permitted Indebtedness”;

(e) Permitted Licenses and Liens incurred pursuant to Permitted Licenses, and the licenses or grants described in Section 6.1(e);

(f) Liens of carriers, warehousemen, suppliers, landlords, mechanics, materialmen, repairmen or other Persons that are possessory in nature arising in the ordinary course of business, so long as no such Lien secures liabilities in an amount in excess of $250,000, individually, or $500,000, in the aggregate for all such Liens and, in each case, such liabilities are not delinquent or remain payable without penalty or are being contested in good faith and by appropriate proceedings diligently conducted, and for which such Credit Party maintains adequate reserves on its Books;

(g) Liens to secure payment of workers’ compensation, unemployment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(i) subject to Section 5.6, Liens in favor of other financial institutions arising in connection with deposit or securities accounts held at such institutions; provided that such Liens relate solely to obligations for administrative and other banking fees and expenses (but not Indebtedness) incurred in the ordinary course of business in connection with the maintenance of such accounts;

(j) subject to Section 6.2(c), statutory or common law Liens of landlords;

(k) leases or subleases of real property granted in the ordinary course of Borrower’s business consistent with past practice (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, nonexclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business consistent with past practice (or, if referring to another Person, in the ordinary course of such Person’s business), in each case, if such lease, sublease, license or sublicense does not prohibit granting Lender a security interest therein;

(l) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business;

(m) Liens on the properties or assets of a Subsidiary which is not a Credit Party securing Indebtedness of such Subsidiary permitted hereunder;

(n) Liens securing Indebtedness permitted under clauses (d)(i), (e), (f), (g), (i), (j), (k), (l), (m), (n), (p) and (t) of the definition of “Permitted Indebtedness” (as they relate to Indebtedness permitted under clauses (d)(i), (e), (f), (g), (i), (j), (k), (l), (m), (n), (p) and (t) of such definition); provided that, in the case of Liens securing Indebtedness permitted pursuant to clause (d)(i) of the definition of “Permitted Indebtedness,” such Liens are limited to Liens on cash and Cash Equivalents in an amount not to exceed 110% of the face amount of the applicable letter of credit;

(o) Liens on earnest money deposits in connection with any Permitted Acquisition or other acquisition of properties or assets not prohibited hereunder;

(p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement; provided that such interest or title is subordinate to the interest of the Secured Parties;

(q) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title and other similar encumbrances incurred in the ordinary course of business which are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(r) Liens arising out of a conditional sale, title retention, consignment or similar arrangements for the sale of Product entered into by Borrower or any Subsidiary of Borrower in the ordinary course of business;

(s) Liens on cash and Cash Equivalents to secure obligations under Permitted Hedging Agreements; and

(t) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) through (s), but any extension, renewal or replacement Lien must be limited to the properties or assets encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and the principal amount of the indebtedness may not increase other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with the same; provided, however, that, to the extent any of the foregoing Liens secure Indebtedness of a Credit Party, such Liens shall constitute Permitted Liens only if and to the extent that such Indebtedness constitutes Permitted Indebtedness.

“Permitted Transfers” is defined in Section 6.1.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).

“Preferred Stock” means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment Premium” means, with respect to any prepayment of the Term Loans by Borrower pursuant to Section 2.2(c), an amount equal to the product of the amount of such prepayment (including, for the avoidance of doubt, all principal and accrued and unpaid interest thereon), multiplied by:

(i) if such prepayment occurs prior to the four (4) year anniversary of the Tranche A Closing Date, 0.02; and

(ii) if such prepayment occurs on or after the four (4) year anniversary of the Tranche A Closing Date and prior to the Term Loan Maturity Date, 0.01.

“Private Third Party Payor Programs” means all third party payor programs in which any Credit Party or its Subsidiaries participates, including Managed Care Plans, or any other private insurance programs, whether domestic or foreign, but excluding all Governmental Payor Programs.

“Product” means, collectively, the iFuse Implant™, the iFuse-3D™ Implant and the iFuse Neuromonitoring Kit (or any successor products thereto).

“Product IP” means any and all Current Company IP relating to the Products.

“Public Reporting Company” means an issuer generally subject to the reporting requirements of the Securities and Exchange Act of 1934.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceutical, biologic or medical devices or other regulation of pharmaceutical, biologic or medical devices.

“Regulatory Approval” means all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), licenses (including product or establishment licenses), registrations, clearances or authorizations of any Regulatory Agency necessary for the development, Manufacture, production, use, import, export, transport or sale of any Product.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Requirements of Law ” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, FDA Laws and all applicable statutes, rules, regulations, standards, policies and orders administered or issued by any foreign Governmental Authority), in each case, applicable to or binding upon such Person or any of its properties or assets or to which such Person or any of its properties or assets is subject.

“Responsible Officer” means, with respect to any Credit Party or its Subsidiaries, any of the Chief Executive Officer, President, Chief Financial Officer and Controller of such Credit Party.

“Restricted License” means any Current Company IP Agreement that prohibits or otherwise restricts a Credit Party from granting a security interest in such Credit Party’s interest in such Current Company IP Agreement in a manner enforceable under applicable law.

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secured Parties” means Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Tranche A Closing Date, by and among the Credit Parties and Lender, as such may be amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Disputes” is defined in Section 4.5(j).

“Specified Financial Covenants” is defined in Section 6.17(c).

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.

“Subordinated Debt” means, collectively, unsecured Indebtedness incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness permitted in connection with any Permitted Acquisition) that (a) is subordinated in right of payment to the Obligations pursuant to a subordination, intercreditor or other similar Contract that is in form and substance satisfactory to Lender (which Contract shall include turnover provisions that are satisfactory to Lender), (b) is not subject to scheduled amortization, redemption (mandatory or voluntary), sinking fund or similar payment and does not have a final maturity, in each case, before the date that is six (6) months after the Term Loan Maturity Date, (c) does not include any covenants or any agreements that, individually or taken as a whole, are more restrictive or onerous on any Credit Party in any material respect than any comparable covenants in this Agreement and (d) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).

“Subsidiary ” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a direct or indirect Subsidiary of a Credit Party.

“Tax” means any United States federal, state, local or non-United States income, gross receipts, license, payroll, employment, occupation, premium, profits, withholding, franchise, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, real property, personal property, escheat, capital stock, social security, unemployment or other similar charge or tax of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not.

“Term Loan” means each of the Tranche A Loan and the Tranche B Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan and the Tranche B Loan.

“Term Loan Maturity Date” means the five-year anniversary of the Tranche A Closing Date.

“Term Loan Note” means each of the Tranche A Note and the Tranche B Note, as applicable, and “Term Loan Notes” means, collectively, the Tranche A Note and the Tranche B Note.

“Territory” means the United States and all other countries in which any Product has been Commercialized, or in which any attempt to Commercialize any Product has occurred (such as submission of applications to Governmental Authorities).

“Third Party IP” is defined in Section 4.5(n).

“Trademark License” means any Contract providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.

“Tranche A Closing Date” means the earlier to occur of (a) the date that is ten (10) Business Days following the Effective Date and (b) October 27, 2017.

“Tranche A Loan” is defined in Section 2.2(a)(i).

“Tranche A Loan Amount” is defined in Section 2.2(a)(i).

“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit C-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lender, which, subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Section 3.2 and Section 3.3, shall be after the Tranche A Closing Date and on or prior to January 31, 2019.

“Tranche B Note” means a promissory note in substantially the form attached hereto as Exhibit C-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Loan” is defined in Section 2.2(a)(ii).

“Tranche B Loan Amount” means (a) if Net Sales for the two fiscal quarters preceding the Tranche B Closing Date taken together are greater than or equal to $28,500,000 but less than $33,000,000, $10,000,000; and (b) if Net Sales for the two fiscal quarters preceding the Tranche B Closing Date taken together are greater than or equal to $33,000,000, not less than $10,000,000 and not greater than $20,000,000, as selected by Borrower in its sole discretion in the Payment/Advance Form. For the avoidance of doubt if Net Sales for the two fiscal quarters preceding the Tranche B Closing Date taken together are less than $28,500,000, the Tranche B Loan Amount equals zero.

“Transfer” is defined in Section 6.1.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“United States” or “U.S.” means the United States of America, its fifty (50) states, each territory thereof and the District of Columbia, including American Samoa, Puerto Rico, the U.S. Virgin Islands, Guam, Northern Marianas, Johnson Atoll, Kingman Reef, Midway Islands, Navassa Island, Howland Island, Palmyra Atoll, Baker Island, Jarvis Island and Wake Island.

“Vulture Fund” means any hedge fund or private equity fund that exclusively buys distressed securities of commercial companies or sovereign nations and then uses various methods to gain a larger amount than the purchase price of such securities.

“WHO” means the World Health Organization.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of Effective Date.

SI-BONE, INC.,

as Borrower

By /s/ Laura Francis
Name: Laura Francis
Title: Chief Financial Officer

Signature Page to Loan Agreement

BIOPHARMA CREDIT INVESTMENTS IV SUB LP,

as Lender

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

Signature Page to Loan Agreement

EXHIBIT A – PAYMENT/ADVANCE FORM

The undersigned, being the duly elected and acting                     of SI-BONE, INC., a Delaware corporation (“Borrower”), does hereby certify, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, to BIOPHARMA CREDIT INVESTMENTS IV SUB LP (“Lender”) in connection with that certain Loan Agreement dated as of October 13, 2017 by and among Borrower, Lender and the other parties thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that, on the Tranche [A][B] Closing Date:

1. [the amount of the Tranche B Loan shall be $                        .]1

2. the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Tranche [A][B] Closing Date or as of such earlier date, as applicable);

3. no Default or an Event of Default has occurred since the [Effective Date]2 [Tranche A Closing Date]3 or is occurring as of the date hereof;

4. each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;

5. all conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loan to be made on or about the date hereof have been satisfied or waived in writing by Lender;

6. no Material Adverse Change or Change in Control has occurred;

7. the undersigned is a Responsible Officer; and

8. the proceeds of the Term Loan shall be disbursed as set forth on Attachment A hereto.

Dated:                                                 , 201_

[signature page follows]

1 To be included in Payment/Advance Form for Tranche B Loan only.

2 To be included in Payment/Advance Form for Tranche A Loan only.

3 To be included in Payment/Advance Form for Tranche B Loan only.

SI-BONE, INC., as Borrower

By
Name:
Title:

EXHIBIT B - COMPLIANCE CERTIFICATE

TO:     BIOPHARMA CREDIT INVESTMENTS IV SUB LP

FROM: SI-BONE, INC.

The undersigned authorized officer of SI-BONE, INC., a Delaware corporation (“Borrower”) hereby certifies, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, that in accordance with the terms and conditions of the Loan Agreement (the “Loan Agreement”) dated as of October 13, 2017 by and between Borrower and BioPharma Credit Investments IV Sub LP, a Cayman Islands limited partnership (“Lender”):

(i) The Credit Parties are in complete compliance for the period ending _______________ with all required covenants except as noted below; [it being understood and agreed that audited annual financial statements are due within one hundred eighty (180) days of the end of each fiscal year pursuant to Section 5.2(a)(i) of the Loan Agreement;]4

(ii) No Default or Event of Default has occurred and is continuing, except as noted below; and

(iii) Each Credit Party, and each of its Subsidiaries, have timely filed all required Tax returns and reports or extensions therefor, have timely paid all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by such Credit Party and each of its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.4 of the Loan Agreement.

Attached are the required documents, if any, supporting our certification(s). The undersigned officer on behalf of Borrower further certifies that the attached financial statements are prepared in accordance with Applicable Accounting Standards and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Date: ______________________

[signature page follows]

[4]	Include in fiscal year end Compliance Certificate only.

SI-BONE, INC., as Borrower
By
Name:
Title:

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement		Complies
1)	Audited Annual Financial Statements	180 days after year end		Yes	No	N/A

2)	Unaudited Annual Financial Statements	60 days after year end		Yes	No	N/A

3)	Quarterly Financial Statements	60 days after quarter end		Yes	No	N/A

4)	SEC Statements	5 days after filing, if applicable		Yes	No	N/A

5)	Other Statements	5 days after delivery		Yes	No	N/A

6)	Legal Action Notice	Promptly		Yes	No	N/A

7)	Consolidated Plan and Financial Forecast	No later than March 1		Yes	No	N/A

8)	Notice of Default, etc.	Promptly (within 2 Business Days) after knowledge		Yes	No	N/A

9)	IP Notice	Promptly (within 5 Business Days), when required		Yes	No	N/A

10)	Governmental Recommendations	5 Business Days after receipt		Yes	No	N/A

11)	Change in Control	Promptly (within 2 Business Days), when required		Yes	No	N/A

12)	Liquidity Shortfall	Promptly (within 5 Business Days)		Yes	No	N/A

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

Financial Covenants

1)	Minimum Liquidity	See Section 5.12		Yes	No	N/A

2)	Minimum Net Sales	See Section 6.17		Yes	No	N/A

3)	Minimum EBITDA	See Section 6.17		Yes	No	N/A

Other Matters

	Have there been any changes in management since the last Compliance Certificate?			Yes	No

	Have there been any prohibited Transfers?			Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY
Compliance Status	Yes	No

EXHIBIT C-1

TRANCHE A NOTE

$40,000,000.00	Dated: October [__], 2017

FOR VALUE RECEIVED, the undersigned, SI-BONE, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of BIOPHARMA CREDIT INVESTMENTS IV SUB LP, a Cayman Islands limited partnership (“Lender”) the principal amount of FORTY MILLION DOLLARS ($40,000,000.00), plus interest on the aggregate unpaid principal amount hereof at a fixed per annum rate (which rate shall be fixed for the duration of this Tranche A Note) equal to eleven and one-half percent (11.50%) per annum, and in accordance with the terms of the Loan Agreement dated as of October 13, 2017 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make equal quarterly payments of principal commencing on the Payment Date that is the 36th-month anniversary of the Tranche A Closing Date, and continuing on the Payment Date of each successive quarter thereafter. Interest shall accrue on this Tranche A Note commencing on, and including, the date of this Tranche A Note, and shall accrue on this Tranche A Note, or any portion thereof, for the day on which this Tranche A Note or such portion is paid. Interest on this Tranche A Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche A Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche A Note may not be prepaid except as set forth in Section 2.2(c), Section 6.10(o) or Section 6.17(c) of the Loan Agreement.

This Tranche A Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche A Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

THIS TRANCHE A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Note Register; Ownership of Note. The ownership of an interest in this Tranche A Note shall be registered on a record of ownership maintained by Lender. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Lender shall be entitled to treat the registered holder of this Tranche A Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche A Note on the part of any other Person.

IN WITNESS WHEREOF, Borrower has caused this Tranche A Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER: SI-BONE, INC., as Borrower
By
Name:
Title:

EXHIBIT C-2

TRANCHE B NOTE

$ .00	Dated: , 201

FOR VALUE RECEIVED, the undersigned, SI-BONE, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of BIOPHARMA CREDIT INVESTMENTS IV SUB LP, a Cayman Islands limited partnership (“Lender”) the principal amount of                                  MILLION DOLLARS ($__,000,000.00),5 plus interest on the aggregate unpaid principal amount hereof at a fixed per annum rate (which rate shall be fixed for the duration of this Tranche B Note) equal to eleven and one-half percent (11.50%) per annum, and in accordance with the terms of the Loan Agreement dated as of October 13, 2017 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make equal quarterly payments of principal commencing on the Payment Date that is the 36th-month anniversary of the Tranche A Closing Date, and continuing on the Payment Date of each successive quarter thereafter. Interest shall accrue on this Tranche B Note commencing on, and including, the date of this Tranche B Note, and shall accrue on this Tranche B Note, or any portion thereof, for the day on which this Tranche B Note or such portion is paid. Interest on this Tranche B Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche B Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche B Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche B Note may not be prepaid except as set forth in Section 2.2(c), Section 6.10(o) or Section 6.17(c) of the Loan Agreement.

This Tranche B Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche B Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche B Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

THIS TRANCHE B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

[5]	Insert Tranche B Loan Amount

Note Register; Ownership of Note. The ownership of an interest in this Tranche B Note shall be registered on a record of ownership maintained by Lender. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche B Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Lender shall be entitled to treat the registered holder of this Tranche B Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche B Note on the part of any other Person.

IN WITNESS WHEREOF, Borrower has caused this Tranche B Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER: SI-BONE, INC., as Borrower
By
Name:
Title:

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT, dated as of June 15, 2018 (this “Amendment”), is made between SI-BONE, INC., a Delaware corporation (“Borrower”), and BIOPHARMA CREDIT INVESTMENTS IV SUB LP, a Cayman Islands limited partnership (“Lender”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, Borrower and Lender are parties to the Loan Agreement, dated as of October 13, 2017 (the “Loan Agreement”); and

WHEREAS, Borrower has requested that Lender, and Lender has agreed to, amend Section 5.2(a)(i) of the Loan Agreement to extend the due date for annual financial statements for the fiscal year ending December 31, 2017 and amend the definition of “Tranche B Term Amount” in Section 13.1 of the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. AMENDMENT. Subject to Section 3 of this Amendment:

(a) Section 5.2(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

Annual Financial Statements. So long as Borrower is not a Public Reporting Company, (1) as soon as available, but in any event (x) for the fiscal year ending December 31, 2017, on or before December 31, 2018 and (y) beginning with the fiscal year ending December 31, 2018, within one hundred eighty (180) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, with such consolidated financial statements to be audited and accompanied by (A) a report and opinion of Borrower’s independent certified public accounting firm of recognized national or regional standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to scope of audit, but which may be subject to a qualification as to “going concern”), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (B) (if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002 and (2) as soon as available, but in any event within sixty (60) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2017, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related unaudited consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year. Each of the foregoing consolidated financial statements shall be certified by a Responsible Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied;

(b) The definition of “Tranche B Term Amount” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Tranche B Loan Amount” means, if Net Sales for the two fiscal quarters preceding the Tranche B Closing Date taken together are greater than or equal to $28,500,000, $10,000,000. For the avoidance of doubt, if Net Sales for the two fiscal quarters preceding the Tranche B Closing Date taken together are less than $28,500,000, the Tranche B Loan Amount equals zero.

SECTION 3. CONDITIONS OF EFFECTIVENESS. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(a) Borrower and Lender shall have duly executed and delivered this Amendment pursuant to Section 11.5 of the Loan Agreement; and

(b) Borrower shall have paid or reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment pursuant to Section 2.4 and Section 11.2(c)(i) of the Loan Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES; REAFFIRMATION.

(a) Borrower hereby represents and warrants to each Lender as follows:

(i) Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

(ii) This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(iii) The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not (a) conflict with any of Borrower’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any material Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of its or their respective properties or assets may be bound, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), (e) constitute a material breach of or a material default or an event of default under, or result in or permit the termination or acceleration of, any Material Contract by which Borrower is bound or (f) require any approval of stockholders, members or partners or any approval or consent of any Person except for such approvals or consents which will be obtained on or before the date hereof.

(b) Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

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SECTION 5. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Borrower and Lender submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Amendment shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH OF BORROWER AND LENDER (A) CERTIFIES THAT NO OTHER PARTY HERETO (AND NO AFFILIATE OF ANY OTHER PARTY AND NO DIRECTOR, OFFICER, EMPLOYEE, AGENT, TRUSTEE, REPRESENTATIVE, ATTORNEY, ACCOUNTANT, ADVISOR OR CONSULTANT OF ANY OTHER PARTY OR AFFILIATE) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT THE FOREGOING MUTUAL WAIVERS AND CERTIFICATIONS ARE A MATERIAL INDUCEMENT FOR IT AND THE OTHER PARTIES HERETO TO ENTER INTO THIS AMENDMENT AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

SECTION 6. MISCELLANEOUS.

(a) No Waiver. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability of Provisions. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SI-BONE, INC., as Borrower

By:	/s/ Laura Francis
Name:	Laura Francis
Title:	Chief Financial Officer

Signature Page to Amendment No. 1

BIOPHARMA CREDIT INVESTMENTS IV SUB LP,

as Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC, its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to Amendment No. 1